Docusign Envelope ID: 71 0ED0EB-4441-8D3D-8225-2D22DF76BFA7 eel Document A101 - 2017 Standard Form of Agreement Between Owner and Contractor where the basis of payment is a Stipulated Sum AGREEMENT made as of the Fifth day of November in the year Two Thousand Twenty Six. (In words, indicate day, month and year.) BETWEEN the Owner: (Name, legal status, address and other information) The Ephrata National Bank 31 East Main Street Ephrata, PA 17522 ADDITIONS AND DELETIONS: The author of this document may have revised the text of the original AIA standard form. An Additions and Deletions Report that notes revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added to or and the Contractor: (Name, legal status, address and other information) Warfel Construction Company 1110 Enterprise Road East Petersburg, PA 17520 for the following Project: (Name, location and detailed description) Warfel Construction Company 1110 Enterprise Road East Petersburg, PA 17520 deleted from the original AIA text. This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification. The parties should complete A101®-2017, Exhibit A, Insurance and Bonds, contemporaneously with this Agreement. AIA Document A201®-2017, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified. Renovation of current corporate office located at above address along with proposed vestibule expansion; demolition of existing historic buildings and structures located at 27 E. Main Street, 23 E. Main Street, and 19 E. Main Street (3 historic building lots); construction of new corporate office to be located at the consolidated lot of the 3 historic building lots; construction of pedestrian bridge to connect the current and new corporate offices. The Architect: (Name, legal status, address and other information) RLPS Architects 250 Valleybrook Drive Lancaster, PA 17601 The Owner and Contractor agree as follows. AIA Document A101 -- 2017. Copyright© 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. 1 User Notes: (6aedd46f752d40b3c7f75375)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

TABLE OF ARTICLES

1THE CONTRACT DOCUMENTS

2THE WORK OF THIS CONTRACT

3DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4CONTRACT SUM

5PAYMENTS

6DISPUTE RESOLUTION

7TERMINATION OR SUSPENSION

8MISCELLANEOUS PROVISIONS

9ENUMERATION OF CONTRACT DOCUMENTS

EXHIBIT A INSURANCE AND BONDS

ARTICLE 1 THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement as amended, General Conditions of the Contract as amended, Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement, and Modifications issued after execution of this Agreement, all of which form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations, or agreements, either written or oral. An enumeration of the Contract Documents, other than a Modification, appears in Article 9.

ARTICLE 2 THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work set forth in the Contract Documents, except as specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 3.1 The date of commencement of the Work shall be:
(Check one of the following boxes.)

[ ]The date of this Agreement.

[ ]A date set forth in a notice to proceed issued by the Owner.

[X]Established as follows:
(Insert a date or a means to determine the date of commencement of the Work.)

Pursuant to a notice to proceed provided by Owner to Contractor provided that any construction work shall not commence until all construction permits have been received for the Project. Notwithstanding the foregoing, date of commencement, the parties acknowledge and agree that the parties have entered into two (2) separate limited notices to proceed, a Limited Notice to Proceed dated July 17, 2026 and a Supplemental Limited Notice to Proceed dated September 17, 2026, for procurement of certain materials, submittals and other related work, included general conditions, as further described therein ("LNTPs"), copies of which are attached hereto and incorporated herein as Exhibit D, and any Work completed pursuant to said LNTPs shall be governed by the terms and conditions of this Agreement. Payment for work performed under the LNTPs will be billed and paid on a monthly basis.

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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If a date of commencement of the Work is not selected, then the date of commencement shall be the date of this Agreement.

§ 3.2 The Contract Time shall be measured from the date of commencement of the Work.

§ 3.3 Substantial Completion
§ 3.3.1 Subject to adjustments of the Contract Time as provided in the Contract Documents, the Contractor shall achieve Substantial Completion of the entire Work:
(Check one of the following boxes and complete the necessary information.)

[X]Not later than Seven Hundred Ninety-Five (795) calendar days from the date of commencement of the Work.

[ ]By the following date:

The Contractor shall not be obligated to commence Work until receipt of all permits necessary to perform the Work, and any dates for Substantial Completion shall be adjusted accordingly.

§ 3.3.2 Subject to adjustments of the Contract Time as provided in the Contract Documents, if portions of the Work are to be completed prior to Substantial Completion of the entire Work, the Contractor shall achieve Substantial Completion of such portions by the following dates:

Portion of Work	Substantial Completion Date

§ 3.3.3 If the Contractor fails to achieve Substantial Completion as provided in this Section 3.3, liquidated damages, if any, shall be assessed as set forth in Section 4.5.

ARTICLE 4 CONTRACT SUM
§ 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be Twenty-Six Million Ninety-Three Thousand Four Hundred Thirty-Four and 27/100 Dollars ($26,093,434.27), subject to additions and deductions as provided in the Contract Documents. The parties acknowledge and agree that in the event of increased material costs due to reasons beyond the Contractor's reasonable control, the Contract Sum shall be adjusted by Change Order for the additional out-of-pocket costs incurred by the Contractor. The parties acknowledge and agree that the amount of $946,500.00 to paid by Owner to Contractor for Work completed pursuant to the Limited Notice to Proceed dated July 17, 2026 is included in the Contract Sum, and therefore any payments made thereunder shall be shown as a credit or deduct against the Contract Sum. However, the amount of $55,050.00 to be paid by Owner to Contractor for Work completed pursuant to the Supplemental Notice to Proceed dated September 17, 2026 is NOT included in the Contract Sum, and therefore Contractor will be paid separately and apart from the Contract Sum for said amount.

§ 4.2 Alternates
§ 4.2.1 Alternates, if any, included in the Contract Sum:

Item	Price
See Exhibit C	

§ 4.2.2 Subject to the conditions noted below, the following alternates may be accepted by the Owner following execution of this Agreement. Upon acceptance, the Owner shall issue a Modification to this Agreement.
(Insert below each alternate and the conditions that must be met for the Owner to accept the alternate.)

Item	Price	Conditions for Acceptance
See Exhibit C		

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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§ 4.3 Allowances, if any, included in the Contract Sum:
(Identify each allowance.)

Item	**Price**
Shoring at the WERT	$170,000.00
Temporary Conditioning	$70,000.00
HOP Penn DOT Road Work	$20,000.00

§ 4.4 Unit prices, if any:
(Identify the item and state the unit price and quantity limitations, if any, to which the unit price will be applicable.)

Unit prices are set forth in the attached Exhibit C – Bid Form Including Unit Prices which is hereby incorporated.

§ 4.5 Liquidated damages, if any:
(Insert terms and conditions for liquidated damages, if any.)

In the event that the Contractor shall not achieve Substantial Completion by the date set forth in Section 3.3.1, the Contractor shall pay as liquidated damages to Owner the following daily amounts starting from on the thirtieth (30th) day after the expiration of the Contract Time as adjusted per the Agreement and continuing to the actual date of Substantial Completion on the dates set forth below:

Five Hundred and 00/100 Dollars ($500.00) per day from day 31 to day 90
One Thousand and 00/100 Dollars ($1,000.00) per day from day 91 and thereafter

Not to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00)

Such liquidated damages are hereby agreed to be a reasonable pre-estimate of damages the Owner will incur as a result of delayed completion of Work. The Owner may deduct such liquidated damages from any unpaid amounts then or thereafter due the Contractor under this Agreement. Any liquidated damages not so deducted shall be payable to the Owner at the demand of Owner together with the similar interest as set forth in Section 5.3.

§ 4.6 Other:

§ 4.6.1 The following fees apply to Changes to the Work in a Change Order and Construction Change Directive:

.1 no more than ten percent (10%) overhead and profit, three percent (3%) insurance fee (inclusive of Subcontractor Risk Management Program and commercial insurance), .88% payment and performance bond fee, and .69% tech rate fee shall be applied to the net cost of Work performed by the Contractor's own forces;

.2 no more than ten percent (10%) markup, three percent (3%) insurance fee (inclusive of SDI and commercial insurance), .88% payment and performance bond fee, and .69% tech rate fee shall be applied by the Contractor on the net cost of Work performed by any Subcontractor; and

.3 no more than ten percent (10%) overhead and profit shall be applied by the Subcontractor on the net cost of the Subcontractor's own Work.

ARTICLE 5 PAYMENTS

§ 5.1 Progress Payments

§ 5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month.

§ 5.1.3 Provided that an Application for Payment is received by the Architect not later than the last businessday of a month, the Owner shall make payment of the amount certified to the Contractor not later than the thirtieth (30th) day

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment of the amount certified shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.
(Federal, state or local laws may require payment within a certain period of time.)

§ 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form, and supported by such data to substantiate its accuracy, as the Architect may require. This schedule of values shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 5.1.5 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

§ 5.1.6 In accordance with AIA Document A201™–2017, General Conditions of the Contract for Construction, and subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

§ 5.1.6.1 The amount of each progress payment shall first include:
.1That portion of the Contract Sum properly allocable to completed Work;
.2That portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction, or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing; and
.3That portion of Construction Change Directives that the Architect determines, in the Architect's professional judgment, to be reasonably justified.

§ 5.1.6.2 The amount of each progress payment shall then be reduced by:
.1The aggregate of any amounts previously paid by the Owner;
.2The amount, if any, for Work that remains uncorrected and for which the Architect has previously withheld a Certificate for Payment as provided in Article 9 of AIA Document A201–2017;
.3Any amount for which the Contractor does not intend to pay a Subcontractor or material supplier, unless the Work has been performed by others the Contractor intends to pay or by the Contractor, or in the event of a good faith dispute between the Contractor and a Subcontractor;
.4For Work performed or defects discovered since the last payment application, any amount for which the Architect may withhold payment, or nullify a Certificate of Payment in whole or in part, as provided in Article 9 of AIA Document A201–2017; and
.5Retainage withheld pursuant to Section 5.1.7.

The Owner shall make payment to the Contractor for all amounts not in dispute.

§ 5.1.7 Retainage
§ 5.1.7.1 For each progress payment made prior to Substantial Completion of the Work, the Owner may withhold the following amount, as retainage, from the payment otherwise due:
(Insert a percentage or amount to be withheld as retainage from each Application for Payment. The amount of retainage may be limited by governing law.)

Retainage shall be ten percent (10%) as adjusted below.

§ 5.1.7.1.1 The following items are not subject to retainage:
(Insert any items not subject to the withholding of retainage, such as general conditions, insurance, etc.)

No retainage shall be withheld on mobilization fee, general conditions, insurance, risk management, and bond costs.

§ 5.1.7.2 Reduction or limitation of retainage, if any, shall be as follows:

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 (If the retainage established in Section 5.1.7.I is to be modified prior to Substantial Completion of the entire Work, including modifications for Substantial Completion of portions of the Work as provided in Section 3.3.2, insert provisions for such modifications.) At the time the Work is fifty percent (50%) complete, and thereafter, the Owner will no longer withhold retainage from subsequent payments so that over time, retainage is reduced to five percent (5%). Notwithstanding the foregoing, the Contractor may request the release of retainage for early trade packages. If requested by the Contractor, the Architect and Owner will review the Subcontractor's Work within ten (10) days of final completion of the Subcontractor's Work to determine whether the particular Subcontractor's Work is in accordance with the Contract Documents and, if so, shall release the amounts due and retainage applicable to said Subcontractor's Work. The Contractor shall not be responsible for any lien claims arising out of the Owner's failure to release payment for such Subcontractor Work performed in accordance with the Contract Documents. Notwithstanding the foregoing, the Contractor shall obtain a release of liens from the Subcontractor satisfactory to Owner in exchange for Owner's payment and release of early retainage to the Subcontractor. $5.1.7.3 Except as set forth in this Section 5.1.7.3, upon Substantial Completion of the Work, the Contractor may submit an Application for Payment that includes the retainage withheld from prior Applications for Payment pursuant to this Section 5.1.7. The Application for Payment submitted at Substantial Completion shall not include retainage as follows: (Insert any other conditions for release of retainage upon Substantial Completion.) At Substantial Completion, the Contractor shall develop a list of incomplete or defective items and the value of each item (Punch List"). The Owner shall retain the 150% value of the Punch List and shall release all other retainage to the Contractor at Substantial Completion. As items on the Punch List are completed, the Contractor shall invoice the Owner and payment shall be made by the Owner within thirty (30) calendar days. $5.1.8 If final completion of the Work is materially delayed through no fault of the Contractor, the Owner shall pay the Contractor any additional amounts in accordance with Article 9 of AIA Document A201-2017. $5.1.9 Except with the Owner's prior written approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site. $5.2 Final Payment $5.2.1 Subject to retainage for such amounts as the Owner and Architect shall determine for incomplete work remaining on the punch list, final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when ..1the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Article 12 of AJA Document A201-2017, and to satisfy other requirements, if any, which extend beyond final payment; and ..2a final Certificate for Payment has been issued by the Architect. ..3permits, approvals, and/or certificates of occupancy by the governmental agencies or authorities having jurisdiction over the Project to permit the use and occupancy of the Project, have been delivered by the Contractor, including, without limitation, except that such permits, approvals, or certificates may include a condition relating to Owner's satisfaction of conditions relating to its operation of the Project. ..4Contractor has delivered a conditional release of liens arising out of the Agreement and an affidavit that so far as the Contractor has knowledge or information the release includes and covers all materials and services for which a lien could be filed, but the Contractor may, if any subcontractor or supplier refuses to furnish a release in full, furnish a bond satisfactory to Owner to indemnify Owner against any lien; and ..5As-built drawings have been delivered to Owner. $5.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment. AIA Document A101 --2017 Copyright 0 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The g American Institute of Architects. This document was produced at 08.22.50 EST on 11/06/2026 under Subscription N.20250131011 which expires on 05/25/2027,is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aedd46f752d400307175375)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

§ 5.2.3 Contractor shall deliver a final release of liens once final payment has been made.

§ 5.2.4 Any provision hereof to the contrary notwithstanding, the Owner shall be entitled to withhold the reasonable value for:

.1The Contractor is in default of any of its obligations hereunder or otherwise is in default under any of the Contract Documents.

.2Any part of such payment is attributable to Work which is defective or not performed in accordance with the Drawings and Specifications; provided, however, such payment shall be made as to the part hereof attributable to work which is performed in accordance with the Drawing and Specifications and is not defective.

.3The Contractor has failed to make payments promptly to Subcontractors or material suppliers for materials or labor used in the Work for which the Owner has made payments to Contractor.

No partial payments hereunder shall be construed to be final acceptance or approval of that part of the Work to which such partial payment related or relieves the Contractor of any of its obligations hereunder with respect thereto.

§ 5.3 Interest

Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

Interest shall be prime rate plus two percent (2%) as set forth in the Money Section of the Wall Street Journal as of the date of this Agreement or as permitted by the Pennsylvania Contractor and Subcontractor Payment Act, whichever is greater.

ARTICLE 6 DISPUTE RESOLUTION

§ 6.1 Initial Decision Maker

The Architect will serve as the Initial Decision Maker pursuant to Article 15 of AIA Document A201–2017, unless the parties appoint below another individual, not a party to this Agreement, to serve as the Initial Decision Maker.

(If the parties mutually agree, insert the name, address and other contact information of the Initial Decision Maker, if other than the Architect.)

§ 6.2 Binding Dispute Resolution

For any Claim subject to, but not resolved by, mediation pursuant to Article 15 of AIA Document A201–2017, the method of binding dispute resolution shall be as follows:

(Check the appropriate box.)

[X]Arbitration pursuant to Section 15.4 of AIA Document A201–2017

[ ]Litigation in a court of competent jurisdiction

[ ]Other *(Specify)*

If the Owner and Contractor do not select a method of binding dispute resolution, or do not subsequently agree in writing to a binding dispute resolution method other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.

ARTICLE 7 TERMINATION OR SUSPENSION

§ 7.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201–2017.

§ 7.1.1 If the Contract is terminated for the Owner's convenience in accordance with Article 14 of AIA Document A201–2017, then the Owner shall pay the Contractor a termination fee as follows:

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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(Insert the amount of, or method for determining, the fee, if any, payable to the Contractor following a termination for the Owner's convenience.)

Contractor shall be entitled to a termination fee as provided below:

.1Termination prior to completion of 25% of the scheduled value of the Work - $100,000
.2Termination prior to completion of 50% of the scheduled value of the Work – $150,000
.3Termination prior to completion of 75% of the scheduled value of the Work – $150,000
.4Termination prior to completion of 90% of the scheduled value of the Work – $50,000
.5No termination fee if terminated for convenience after completion of 90% of the Work

§ 7.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201–2017.

ARTICLE 8 MISCELLANEOUS PROVISIONS

§ 8.1 Where reference is made in this Agreement to a provision of AIA Document A201–2017 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 8.2 The Owner's representative:
(Name, address, email address, and other information)

Bryan K. Glatfelter
AVP, Facilities Officer
Ephrata Corporate Office: 31 East Main Street
Ephrata, PA, 17522
T: (717) 696-0196 | M: (717) 725-0303
BGlatfelter@epnb.com

For purposes of approving and executing any Contract Documents (including Change Orders):
Joselyn Strohm
Brossman Building
124 East main Street
Ephrata, PA 17522
717-733-5945
jstrohm@epnb.com

§ 8.3 The Contractor's representative:
(Name, address, email address, and other information)

Brad Shulenberger
Executive Vice President
Warfel Construction Company
1110 Enterprise Road
East Petersburg, PA 17520
M: 717-575-0957
bshulengerger@warfelcc.com

§ 8.3.1 The Architect's representative:
(Name, address, email address, and other information)

Carson L. Parr, AIA, Partner
RLPS, LLP
250 Valleybrook Drive
Lancaster, PA 17601

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $8.4 Neither the Owner's nor the Contractor's representative shall be changed without ten days'prior notice to the other party, unless the party is reasonably unable to provide said notice. § 8.5 Insurance and Bonds $8.5.1 The Owner and the Contractor shall purchase and maintain insurance as set forth in AIA Document A101TM_ 2017, Standard Form of Agreement Between Owner and Contractor where the basis of payment is a Stipulated Sum, Exhibit A, Insurance and Bonds, and elsewhere in the Contract Documents. $8.5.2 The Contractor may provide bonds as set forth in AIA Document A1011M2017 Exhibit A, and elsewhere in the Contract Documents. $8.6 Notice in electronic format, pursuant to Article I of AIA Document A201--2017, may be given in accordance with a building information modeling exhibit, if completed, or as otherwise set forth below: (If other than in accordance with a building information modeling exhibit, insert requirements for delivering notice in electronic format such as name, title, and email address of the recipient and whether and how the system will be required to generate a read receipt for the transmission.) $ 8.7 Other provisions: $8.7.1 This Agreement is based on the assumption that neither the Pennsylvania Prevailing Wage Act or Federal Davis-Bacon laws apply. In the event either shall be found to apply to the Project, Contractor shall be entitled to an increase in the Contract Sum and items set forth in Article 4 hereof, including all impacts to pricing for any item of Work and adjustment of overhead and profit and increased administrative costs, and adjustments to any contingencies. $8.7.2 The Contractor shall not without Owner's express, prior written permission, use or disclose Confidential Information to any third party or to any of the Contractor's Employees (as defined below), Subcontractors or Sub subcontractors except where strictly required for the sole purpose of the performance of Contractor's duties under the Agreement or in the event the Contractor is obliged to disclose Confidential Information pursuant to the provisions of applicable law, a court order or a legitimate request from relevant government authorities. In this paragraph, Confidential Information means all information ( observed or heard) of a confidential business nature including, without limitation, information regarding Owner's business and intellectual property rights (including, without limitation, information relating to Owner's technology, clients, business plans, promotional and marketing activities, finances and other business affairs, customer financial information, trademarks, patents, drawings, etc.), the existence and content of the Agreement, and any information which is designated by Owner as confidential. The Contractor shall not, without the prior written consent of Owner, in any manner advertise or publish or issue any news release or make any public announcement or deny or confirm the fact that Contractor has contracted to perform the Work or the Project for Owner. The Contractor will be liable for any direct and indirect loss or damages arising out of any unauthorized disclosure or use of any Confidential Information by its Employees, Subcontractors, or Sub-subcontractors. $8.7.3 All services to be performed by the Contractor shall be provided under the direction of persons duly qualified in the jurisdiction in which the Project is located. Contractor shall furnish only skilled and properly qualified and trained staff for the performance of the Work. The Contractor shall be responsible for the quality, timely completion unless due to factors beyond its control, and coordination of all Work, and other services furnished by the Contractor under this Contract. The Contractor shall, without additional compensation, correct or revise any errors, omissions, or other deficiencies in the Work and other services. $8.7.4 The Owner's approval of any portion of the Work furnished hereunder shall not in any way relieve the Contractor of responsibility for the accuracy of the Work. The Owner's approval or acceptance of, or payment for, any of the Contractor's services shall not be construed to operate as a waiver of any rights under this Contract or of any cause of action arising out of the performance of this Contract. AIA Document A101 --2017 Copyright 0 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The g American Institute of Architects. This document was produced at 08.22.50 EST on 11/06/2026 under Subscription N.20250131011 which expires on 05/25/2027,is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aedd46f752d400307175375)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

§ 8.7.5 The Contractor warrants and represents that it is and will remain during the full term of the Project a duly licensed General Contractor under applicable laws and regulations of the state in which the Project is located and is authorized to do business in the state in which the Project is located.

§ 8.7.6 Throughout the Project, the Contractor shall comply with applicable governmental statutes, laws, codes, ordinances, regulations, standards and practices of all regulatory authorities having jurisdiction or rights of approval affecting the Project and, in accordance with the professional standards described above in this Contract, adhere thereto in the performance of the Contractor's services under this Contract.

§ 8.7.7 The Contractor is an independent contractor, and nothing herein contained shall be construed as creating any employer/employee relationship, partnership, joint venture, agency, or other relationship of any kind. The Contractor's employees, agents and representatives (hereinafter collectively "Employees") performing services under this Agreement shall at all times be under the Contractor's direction and control, and shall not be considered employees of Owner for any purpose whatsoever. Contractor shall pay all wages, salaries, and other amounts due to its Employees in connection with performance under this Agreement, and shall be responsible for all reports and obligations for its Employees, including, but not limited to, social security and income tax withholdings, unemployment compensation, worker's compensation, and equal employment opportunity reporting. The Contractor shall have no right to incur indebtedness nor to enter any contract on behalf of the Owner. The Contractor acknowledges that the Owner is relying upon the Contractor's skill and experience in connection with this Work called for hereunder.

§ 8.7.8 The Contractor hereby represents, promises, and warrants to the Owner that the Contractor is financially solvent and possesses sufficient experience, licenses, authority, personnel and working capital to complete the services required hereunder; that the Contractor has visited the site for the Project and thoroughly familiarized itself with the local condition under which the services required hereunder are to be performed, and that the Contractor shall correlate its observations of same with all of the requirements of this Contract and of the Construction Documents.

§ 8.7.9 The Contractor's execution of this Agreement and performance thereof is within the Contractor's duly authorized powers.

§ 8.7.10 The Contractor shall be responsible, at its sole cost and expense, for managing or resolving all labor disputes and/or work stoppages so as to minimize the extent feasible the impact of any such labor dispute and/or work stoppages on the Owner's operations, facilities or personnel, provided that such labor disputes and/or work stoppages could have been avoided through intervention by the Contractor.

§ 8.7.11 The provisions of this Agreement are severable. If any of the provisions or obligations of this Agreement are found to be null, void, or unenforceable for any reason, the remaining provisions retain full force and effect.

ARTICLE 9 ENUMERATION OF CONTRACT DOCUMENTS

§ 9.1 This Agreement is comprised of the following documents:

.1AIA Document A101™–2017, Standard Form of Agreement Between Owner and Contractor as amended
.2AIA Document A101™–2017, Exhibit A, Insurance and Bonds as amended
.3AIA Document A201™–2017, General Conditions of the Contract for Construction as amended
.4Building information modeling exhibit, dated as indicated below:

(Insert the date of the building information modeling exhibit incorporated into this Agreement.)

.5Drawings

Number	**Title**	**Date**
See Exhibit D		

.6Specifications

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Section	Title	Date	Pages
Project Manual, Volume 1	HQ and COMM Center for Ephrata National Bank	May 27, 2026	1-800
Project Manual, Volume 2	HQ and COMM Center for Ephrata National Bank	May 27, 2026	1-1,102

.7Addenda, if any:

Number	Date	Pages
Addendum 1	5 June 2026[sic]	6
Addendum 2	12 June 2026	9
Addendum 3	19 June 2026	9

Portions of Addenda relating to bidding or proposal requirements are not part of the Contract Documents unless the bidding or proposal requirements are also enumerated in this Article 9.

.8Other Exhibits:
(Check all boxes that apply and include appropriate information identifying the exhibit where required.)

[ ]AIA Document E204™–2017, Sustainable Projects Exhibit, dated as indicated below:
(Insert the date of the E204-2017 incorporated into this Agreement.)

Not Applicable

[ ]The Sustainability Plan:

Title	Date	Pages
Not Applicable		

[ ]Supplementary and other Conditions of the Contract:

Document	Title	Date	Pages
Not Applicable			

.9Other documents, if any, listed below:
(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201™–2017 provides that the advertisement or invitation to bid, Instructions to Bidders, sample forms, the Contractor's bid or proposal, portions of Addenda relating to bidding or proposal requirements, and other information furnished by the Owner in anticipation of receiving bids or proposals, are not part of the Contract Documents unless enumerated in this Agreement. Any such documents should be listed here only if intended to be part of the Contract Documents.)

Exhibit B – Certificate of Insurance
Exhibit C – Bid Form Including Unit Pricing and Alternates
Exhibit D – Scope Narrative and Document Matrix (includes list of Drawings)
Exhibit E – Labor Rates
Exhibit F – Project Schedule
Exhibit G – Owner Responsibility Matrix

AIA Document A101 – 2017. Copyright © 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08:22:50 EST on 11/06/2026 under Subscription No.20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8030-8225-2D22DF76BFA7 Exhibit H Tool Rental Rates Exhibit I-Limited Notice to Proceed dated July 17, 2026 and Supplemental Limited Notice to Proceed dated September 17, 2026 Exhibit J -- Executive Summary This Agreement entered into as of the day and year first written above. OWNER (Signature) CONTRACTOR (Signature) BY: Joselyn Strohm, COO BY: Brad Shulenberger, Executive Vice President (Printed name and title) (Printed name and title) AIA Document A101 -2017 Copyright @ 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1987, 1991, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 08.22.50 EST on 11/06/2026 under Subscription N0,20250131011 which expires on 05/25/2027, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents" Terms of Service. To report copyright violations, e-mail doinfo@aiacontracts.com. f2 User Notes: (6aedd46f752040b307175375)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

AIA® Document A201® – 2017

General Conditions of the Contract for Construction

for the following PROJECT:
(Name and location or address)

Ephrata National Bank Headquarter Corporate Office
31 East Main Street
Ephrata, PA 17522

Renovation of current corporate office located at above address along with proposed vestibule expansion; demolition of existing historic buildings and structures located at 27 E. Main Street, 23 E. Main Street, and 19 E. Main Street (3 historic building lots); construction of new corporate office to be located at the consolidated lot of the 3 historic building lots; construction of pedestrian bridge to connect the current and new corporate offices.

THE CONTRACTOR:
(Name, legal status and address)

Warfel Construction Company
1110 Enterprise Road
East Petersburg, PA 17520

THE OWNER:
(Name, legal status and address)

The Ephrata National Bank
31 East Main Street
Ephrata, PA 17522

THE ARCHITECT:
(Name, legal status and address)

RLPS Architects
250 Valleybrook Drive
Lancaster, PA 17601

ADDITIONS AND DELETIONS:
The author of this document may have revised the text of the original AIA standard form. An *Additions and Deletions Report* that notes revisions to the standard form text is available from the author and should be reviewed. A vertical line in the left margin of this document indicates where the author has added to or deleted from the original AIA text.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

For guidance in modifying this document to include supplementary conditions, see AIA Document A503™–2017, Guide for Supplementary Conditions.

TABLE OF ARTICLES

1 GENERAL PROVISIONS

2 OWNER

3 CONTRACTOR

4 ARCHITECT

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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5 SUBCONTRACTORS

6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7 CHANGES IN THE WORK

8 TIME

9 PAYMENTS AND COMPLETION

10 PROTECTION OF PERSONS AND PROPERTY

11 INSURANCE AND BONDS

12 UNCOVERING AND CORRECTION OF WORK

13 MISCELLANEOUS PROVISIONS

14 TERMINATION OR SUSPENSION OF THE CONTRACT

15 CLAIMS AND DISPUTES

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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INDEX
(Topics and numbers in bold are Section headings.)

Acceptance of Nonconforming Work
9.6.6, 9.9.3, **12.3**
Acceptance of Work
9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3, 12.3
Access to Work
3.16, 6.2.1, 12.1
Accident Prevention
10
Acts and Omissions
3.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 8.3.1, 9.5.1, 10.2.5, 10.2.8, 13.3.2, 14.1, 15.1.2, 15.2
Addenda
1.1.1
Additional Costs, Claims for
3.7.4, 3.7.5, 10.3.2, 15.1.5
Additional Inspections and Testing
9.4.2, 9.8.3, 12.2.1, **13.4**
Additional Time, Claims for
3.2.4, 3.7.4, 3.7.5, 3.10.2, 8.3.2, **15.1.6**
Administration of the Contract
3.1.3, **4.2**, 9.4, 9.5
Advertisement or Invitation to Bid
1.1.1
Aesthetic Effect
4.2.13
Allowances
3.8
Applications for Payment
4.2.5, 7.3.9, 9.2, **9.3**, 9.4, 9.5.1, 9.5.4, 9.6.3, 9.7, 9.10
Approvals
2.1.1, 2.3.1, 2.5, 3.1.3, 3.10.2, 3.12.8, 3.12.9, 3.12.10.1, 4.2.7, 9.3.2, 13.4.1
Arbitration
8.3.1, 15.3.2, **15.4**
ARCHITECT
4
Architect, Definition of
4.1.1
Architect, Extent of Authority
2.5, 3.12.7, 4.1.2, 4.2, 5.2, 6.3, 7.1.2, 7.3.4, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8, 9.10.1, 9.10.3, 12.1, 12.2.1, 13.4.1, 13.4.2, 14.2.2, 14.2.4, 15.1.4, 15.2.1
Architect, Limitations of Authority and Responsibility
2.1.1, 3.12.4, 3.12.8, 3.12.10, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12, 4.2.13, 5.2.1, 7.4, 9.4.2, 9.5.4, 9.6.4, 15.1.4, 15.2
Architect's Additional Services and Expenses
2.5, 12.2.1, 13.4.2, 13.4.3, 14.2.4
Architect's Administration of the Contract
3.1.3, 3.7.4, 15.2, 9.4.1, 9.5
Architect's Approvals
2.5, 3.1.3, 3.5, 3.10.2, 4.2.7

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

Architect's Authority to Reject Work
3.5, 4.2.6, 12.1.2, 12.2.1
Architect's Copyright
1.1.7, 1.5
Architect's Decisions
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 4.2.14, 6.3, 7.3.4, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4.1, 9.5, 9.8.4, 9.9.1, 13.4.2, 15.2
Architect's Inspections
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 13.4
Architect's Instructions
3.2.4, 3.3.1, 4.2.6, 4.2.7, 13.4.2
Architect's Interpretations
4.2.11, 4.2.12
Architect's Project Representative
4.2.10
Architect's Relationship with Contractor
1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5, 3.7.4, 3.7.5, 3.9.2, 3.9.3, 3.10, 3.11, 3.12, 3.16, 3.18, 4.1.2, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 12, 13.3.2, 13.4, 15.2
Architect's Relationship with Subcontractors
1.1.2, 4.2.3, 4.2.4, 4.2.6, 9.6.3, 9.6.4, 11.3
Architect's Representations
9.4.2, 9.5.1, 9.10.1
Architect's Site Visits
3.7.4, 4.2.2, 4.2.9, 9.4.2, 9.5.1, 9.9.2, 9.10.1, 13.4
Asbestos
10.3.1
Attorneys' Fees
3.18.1, 9.6.8, 9.10.2, 10.3.3
Award of Separate Contracts
6.1.1, 6.1.2
Award of Subcontracts and Other Contracts for Portions of the Work
5.2
Basic Definitions
1.1
Bidding Requirements
1.1.1
Binding Dispute Resolution
8.3.1, 9.7, 11.5, 13.1, 15.1.2, 15.1.3, 15.2.1, 15.2.5, 15.2.6.1, 15.3.1, 15.3.2, 15.3.3, 15.4.1
Bonds, Lien
7.3.4.4, 9.6.8, 9.10.2, 9.10.3
Bonds, Performance, and Payment
7.3.4.4, 9.6.7, 9.10.3, **11.1.2**, 11.1.3, **11.5**
Building Information Models Use and Reliance
1.8
Building Permit
3.7.1
Capitalization
1.3
Certificate of Substantial Completion
9.8.3, 9.8.4, 9.8.5
Certificates for Payment
4.2.1, 4.2.5, 4.2.9, 9.3.3, **9.4**, 9.5, 9.6.1, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4, 15.1.4
Certificates of Inspection, Testing or Approval
13.4.4

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Certificates of Insurance
9.10.2
Change Orders
1.1.1, 3.4.2, 3.7.4, 3.8.2.3, 3.11, 3.12.8, 4.2.8, 5.2.3, 7.1.2, 7.1.3, **7.2**, 7.3.2, 7.3.7, 7.3.9, 7.3.10, 8.3.1, 9.3.1.1, 9.10.3, 10.3.2, 11.2, 11.5, 12.1.2
Change Orders, Definition of
7.2.1
CHANGES IN THE WORK
2.2.2, 3.11, 4.2.8, **7**, 7.2.1, 7.3.1, 7.4, 8.3.1, 9.3.1.1, 11.5
Claims, Definition of
15.1.1
Claims, Notice of
1.6.2, 15.1.3
CLAIMS AND DISPUTES
3.2.4, 6.1.1, 6.3, 7.3.9, 9.3.3, 9.10.4, 10.3.3, **15**, 15.4
Claims and Timely Assertion of Claims
15.4.1
Claims for Additional Cost
3.2.4, 3.3.1, 3.7.4, 7.3.9, 9.5.2, 10.2.5, 10.3.2, **15.1.5**
Claims for Additional Time
3.2.4, 3.3.1, 3.7.4, 6.1.1, 8.3.2, 9.5.2, 10.3.2, **15.1.6**
Concealed or Unknown Conditions, Claims for
3.7.4
Claims for Damages
3.2.4, 3.18, 8.3.3, 9.5.1, 9.6.7, 10.2.5, 10.3.3, 11.3, 11.3.2, 14.2.4, 15.1.7
Claims Subject to Arbitration
15.4.1
Cleaning Up
3.15, 6.3
Commencement of the Work, Conditions Relating to
2.2.1, 3.2.2, 3.4.1, 3.7.1, 3.10.1, 3.12.6, 5.2.1, 5.2.3, 6.2.2, 8.1.2, 8.2.2, 8.3.1, 11.1, 11.2, **15.1.5**
Commencement of the Work, Definition of
8.1.2
Communications
3.9.1, **4.2.4**
Completion, Conditions Relating to
3.4.1, 3.11, 3.15, 4.2.2, 4.2.9, 8.2, 9.4.2, 9.8, 9.9.1, 9.10, 12.2, 14.1.2, 15.1.2
COMPLETION, PAYMENTS AND
9
Completion, Substantial
3.10.1, 4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9.10.3, 12.2, 15.1.2
Compliance with Laws
2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 10.2.2, 13.1, 13.3, 13.4.1, 13.4.2, 13.5, 14.1.1, 14.2.1.3, 15.2.8, 15.4.2, 15.4.3
Concealed or Unknown Conditions
3.7.4, 4.2.8, 8.3.1, 10.3
Conditions of the Contract
1.1.1, 6.1.1, 6.1.4
Consent, Written
3.4.2, 3.14.2, 4.1.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3, 13.2, 15.4.4.2
Consolidation or Joinder
15.4.4
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS
1.1.4, **6**

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Construction Change Directive, Definition of
7.3.1
Construction Change Directives
1.1.1, 3.4.2, 3.11, 3.12.8, 4.2.8, 7.1.1, 7.1.2, 7.1.3, **7.3**, 9.3.1.1
Construction Schedules, Contractor's
3.10, 3.11, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2
Contingent Assignment of Subcontracts
5.4, 14.2.2.2
Continuing Contract Performance
15.1.4
Contract, Definition of
1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE
5.4.1.1, 5.4.2, 11.5, **14**
Contract Administration
3.1.3, 4, 9.4, 9.5
Contract Award and Execution, Conditions Relating to
3.7.1, 3.10, 5.2, 6.1
Contract Documents, Copies Furnished and Use of
1.5.2, 2.3.6, 5.3
Contract Documents, Definition of
1.1.1
Contract Sum
2.2.2, 2.2.4, 3.7.4, 3.7.5, 3.8, 3.10.2, 5.2.3, 7.3, 7.4, **9.1**, 9.2, 9.4.2, 9.5.1.4, 9.6.7, 9.7, 10.3.2, 11.5, 12.1.2, 12.3, 14.2.4, 14.3.2, 15.1.4.2, **15.1.5**, **15.2.5**
Contract Sum, Definition of
9.1
Contract Time
1.1.4, 2.2.1, 2.2.2, 3.7.4, 3.7.5, 3.10.2, 5.2.3, 6.1.5, 7.2.1.3, 7.3.1, 7.3.5, 7.3.6, 7, 7, 7.3.10, 7.4, 8.1.1, 8.2.1, 8.2.3, 8.3.1, 9.5.1, 9.7, 10.3.2, 12.1.1, 12.1.2, 14.3.2, 15.1.4.2, 15.1.6.1, 15.2.5
Contract Time, Definition of
8.1.1
CONTRACTOR
3
Contractor, Definition of
3.1, **6.1.2**
Contractor's Construction and Submittal Schedules
3.10, 3.12.1, 3.12.2, 4.2.3, 6.1.3, 15.1.6.2
Contractor's Employees
2.2.4, 3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3, 11.3, 14.1, 14.2.1.1
Contractor's Liability Insurance
11.1
Contractor's Relationship with Separate Contractors and Owner's Forces
3.12.5, 3.14.2, 4.2.4, 6, 11.3, 12.2.4
Contractor's Relationship with Subcontractors
1.2.2, 2.2.4, 3.3.2, 3.18.1, 3.18.2, 4.2.4, 5, 9.6.2, 9.6.7, 9.10.2, 11.2, 11.3, 11.4
Contractor's Relationship with the Architect
1.1.2, 1.5, 2.3.3, 3.1.3, 3.2.2, 3.2.3, 3.2.4, 3.3.1, 3.4.2, 3.5.1, 3.7.4, 3.10, 3.11, 3.12, 3.16, 3.18, 4.2, 5.2, 6.2.2, 7, 8.3.1, 9.2, 9.3, 9.4, 9.5, 9.7, 9.8, 9.9, 10.2.6, 10.3, 11.3, 12, 13.4, 15.1.3, 15.2.1
Contractor's Representations
3.2.1, 3.2.2, 3.5, 3.12.6, 6.2.2, 8.2.1, 9.3.3, 9.8.2
Contractor's Responsibility for Those Performing the Work
3.3.2, 3.18, 5.3, 6.1.3, 6.2, 9.5.1, 10.2.8
Contractor's Review of Contract Documents
3.2

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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(6aed043f974f9d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

Contractor's Right to Stop the Work
2.2.2, 9.7
Contractor's Right to Terminate the Contract
14.1
Contractor's Submittals
3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3, 9.2, 9.3, 9.8.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
Contractor's Superintendent
3.9, 10.2.6
Contractor's Supervision and Construction Procedures
1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 7.3.6, 8.2, 10, 12, 14, 15.1.4
Coordination and Correlation
1.2, 3.2.1, 3.3.1, 3.10, 3.12.6, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications
1.5, 2.3.6, 3.11
Copyrights
1.5, **3.17**
Correction of Work
2.5, 3.7.3, 9.4.2, 9.8.2, 9.8.3, 9.9.1, 12.1.2, **12.2**, 12.3, 15.1.3.1, 15.1.3.2, 15.2.1
Correlation and Intent of the Contract Documents
1.2
Cost, Definition of
7.3.4
Costs
2.5, 3.2.4, 3.7.3, 3.8.2, 3.15.2, 5.4.2, 6.1.1, 6.2.3, 7.3.3.3, 7.3.4, 7.3.8, 7.3.9, 9.10.2, 10.3.2, 10.3.6, 11.2, 12.1.2, 12.2.1, 12.2.4, 13.4, 14
Cutting and Patching
3.14, 6.2.5
Damage to Construction of Owner or Separate Contractors
3.14.2, 6.2.4, 10.2.1.2, 10.2.5, 10.4, 12.2.4
Damage to the Work
3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.4, 12.2.4
Damages, Claims for
3.2.4, 3.18, 6.1.1, 8.3.3, 9.5.1, 9.6.7, 10.3.3, 11.3.2, 11.3, 14.2.4, 15.1.7
Damages for Delay
6.2.3, 8.3.3, 9.5.1.6, 9.7, 10.3.2, 14.3.2
Date of Commencement of the Work, Definition of
8.1.2
Date of Substantial Completion, Definition of
8.1.3
Day, Definition of
8.1.4
Decisions of the Architect
3.7.4, 4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13, 6.3, 7.3.4, 7.3.9, 8.1.3, 8.3.1, 9.2, 9.4, 9.5.1, 9.8.4, 9.9.1, 13.4.2, 14.2.2, 14.2.4, 15.1, 15.2
Decisions to Withhold Certification
9.4.1, **9.5**, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of
2.5, 3.5, 4.2.6, 6.2.3, 9.5.1, 9.5.3, 9.6.6, 9.8.2, 9.9.3, 9.10.4, 12.2.1
Definitions
1.1, 2.1.1, 3.1.1, 3.5, 3.12.1, 3.12.2, 3.12.3, 4.1.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 8.1, 9.1, 9.8.1, 15.1.1
Delays and Extensions of Time
3.2, **3.7.4**, 5.2.3, 7.2.1, 7.3.1, **7.4**, **8.3**, 9.5.1, **9.7**, 10.3.2, **10.4**, 14.3.2, **15.1.6**, 15.2.5
Digital Data Use and Transmission
1.7

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

Disputes
6.3, 7.3.9, 15.1, 15.2
Documents and Samples at the Site
3.11
Drawings, Definition of
1.1.5
Drawings and Specifications, Use and Ownership of
3.11
Effective Date of Insurance
8.2.2
Emergencies
10.4, 14.1.1.2, **15.1.5**
Employees, Contractor's
3.3.2, 3.4.3, 3.8.1, 3.9, 3.18.2, 4.2.3, 4.2.6, 10.2, 10.3.3, 11.3, 14.1, 14.2.1.1
Equipment, Labor, or Materials
1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 4.2.6, 4.2.7, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2
Execution and Progress of the Work
1.1.3, 1.2.1, 1.2.2, 2.3.4, 2.3.6, 3.1, 3.3.1, 3.4.1, 3.7.1, 3.10.1, 3.12, 3.14, 4.2, 6.2.2, 7.1.3, 7.3.6, 8.2, 9.5.1, 9.9.1, 10.2, 10.3, 12.1, 12.2, 14.2, 14.3.1, 15.1.4
Extensions of Time
3.2.4, 3.7.4, 5.2.3, 7.2.1, 7.3, 7.4, 9.5.1, 9.7, 10.3.2, 10.4, 14.3, 15.1.6, **15.2.5**
Failure of Payment
9.5.1.3, **9.7**, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2
Faulty Work
(See Defective or Nonconforming Work)
Final Completion and Final Payment
4.2.1, 4.2.9, 9.8.2, **9.10**, 12.3, 14.2.4, 14.4.3
Financial Arrangements, Owner's
2.2.1, 13.2.2, 14.1.1.4
GENERAL PROVISIONS
1
Governing Law
13.1
Guarantees (See Warranty)
Hazardous Materials and Substances
10.2.4, **10.3**
Identification of Subcontractors and Suppliers
5.2.1
Indemnification
3.17, **3.18**, 9.6.8, 9.10.2, 10.3.3, 11.3
Information and Services Required of the Owner
2.1.2, **2.2**, 2.3, 3.2.2, 3.12.10.1, 6.1.3, 6.1.4, 6.2.5, 9.6.1, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4, 15.1.4
Initial Decision
15.2
Initial Decision Maker, Definition of
1.1.8
Initial Decision Maker, Decisions
14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Initial Decision Maker, Extent of Authority
14.2.4, 15.1.4.2, 15.2.1, 15.2.2, 15.2.3, 15.2.4, 15.2.5
Injury or Damage to Person or Property
10.2.8, 10.4

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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8

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Inspections 3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9,9.4.2, 9.8.3, 9.9.2, 9.10.1, 12.2.1, 13.4 Instructions to Bidders I.I.I Instructions to the Contractor 3.2.4, 3.3.1, 3.8.1, 5.2.1, 7, 8.2.2, 12, 13.4.2 Instruments of Service, Definition of 1.1.7 Insurance 6.1.1, 7.3.4, 8.2.2, 9.3.2, 9.8.4, 9.9.1, 9.10.2, 10.2.5, 11 Insurance, Notice of Cancellation or Expiration 11.1.4, 11.2.3 Insurance, Contractor's Liability 11.f Insurance, Effective Date of 8.2.2, 14.4.2 Insurance, Owner's Liability 11.2 Insurance, Property 10.2.5, 11.2, 11.4, 11.5 Insurance, Stored Materials 9.3.2 INSURANCE AND BONDS 11 Insurance Companies, Consent to Partial Occupancy 9.9.1 Insured loss, Adjustment and Settlement of 11.5 Intent ofthe Contract Documents 1.2.1, 4.2.7, 4.2.12, 4.2.13 Interest 13.5 Interpretation 1.1.8, 1.2.3, 1.4, 4.1.1, 5.1, 6.1.2, 15.1.1 Interpretations, Written 4.2.11,4.2.12 Judgment on Final A ward 15.4.2 Labor and Materials, Equipment 1.1.3, 1.1.6, 3.4, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1, 10.2.4, 14.2.1.1, 14.2.1.2 Labor Disputes 8.3.1 Laws and Regulations 1.5, 2.3.2, 3.2.3, 3.2.4, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 9.9.1, 10.2.2, 13.1, 13.3.1, 13.4.2, 13.5, 14, 15.2.8, 15.4 Liens 2.1.2, 9.3.1,9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8 Limitations, Statutes of 12.2.5, 15.1.2, 15.4.1.1 Limitations of Liability 3.2.2, 3.5, 3.12.10, 3.12.10.1, 3.17, 3.18.1, 4.2.6, 4.2.7, 6.2.2, 9.4.2, 9.6.4, 9.6.7, 9.6.8, 10.2.5, 10.3.3, 11.3, 12.2.5, 13.3.1 Limitations of Time 2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2.7, 5.2, 5.3, 5.4.1, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1,9.3.3,9.4.1,9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 12.2, 13.4, 14, 15, 15.1.2, 15.1.3, 15.1.5 AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. g User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

Materials, Hazardous
10.2.4, **10.3**
Materials, Labor, Equipment and
1.1.3, 1.1.6, 3.4.1, 3.5, 3.8.2, 3.8.3, 3.12, 3.13, 3.15.1, 5.2.1, 6.2.1, 7.3.4, 9.3.2, 9.3.3, 9.5.1.3, 9.10.2, 10.2.1.2, 10.2.4, 14.2.1.1, 14.2.1.2
Means, Methods, Techniques, Sequences and Procedures of Construction
3.3.1, 3.12.10, 4.2.2, 4.2.7, 9.4.2
Mechanic's Lien
2.1.2, 9.3.1, 9.3.3, 9.6.8, 9.10.2, 9.10.4, 15.2.8
Mediation
8.3.1, 15.1.3.2, 15.2.1, 15.2.5, 15.2.6, **15.3**, 15.4.1, 15.4.1.1
Minor Changes in the Work
1.1.1, 3.4.2, 3.12.8, 4.2.8, 7.1, **7.4**
MISCELLANEOUS PROVISIONS
13
Modifications, Definition of
1.1.1
Modifications to the Contract
1.1.1, 1.1.2, 2.5, 3.11, 4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7, 10.3.2
Mutual Responsibility
6.2
Nonconforming Work, Acceptance of
9.6.6, 9.9.3, **12.3**
Nonconforming Work, Rejection and Correction of
2.4, 2.5, 3.5, 4.2.6, 6.2.4, 9.5.1, 9.8.2, 9.9.3, 9.10.4, 12.2
Notice
1.6, 1.6.1, 1.6.2, 2.1.2, 2.2.2., 2.2.3, 2.2.4, 2.5, 3.2.4, 3.3.1, 3.7.4, 3.7.5, 3.9.2, 3.12.9, 3.12.10, 5.2.1, 7.4, 8.2.2 9.6.8, 9.7, 9.10.1, 10.2.8, 10.3.2, 11.5, 12.2.2.1, 13.4.1, 13.4.2, 14.1, 14.2.2, 14.4.2, 15.1.3, 15.1.5, 15.1.6, 15.4.1
Notice of Cancellation or Expiration of Insurance
11.1.4, 11.2.3
Notice of Claims
1.6.2, 2.1.2, 3.7.4, 9.6.8, 10.2.8, **15.1.3**, 15.1.5, 15.1.6, 15.2.8, 15.3.2, 15.4.1
Notice of Testing and Inspections
13.4.1, 13.4.2
Observations, Contractor's
3.2, 3.7.4
Occupancy
2.3.1, 9.6.6, 9.8
Orders, Written
1.1.1, 2.4, 3.9.2, 7, 8.2.2, 11.5, 12.1, 12.2.2.1, 13.4.2, 14.3.1
OWNER
2
Owner, Definition of
2.1.1
Owner, Evidence of Financial Arrangements
2.2, 13.2.2, 14.1.1.4
Owner, Information and Services Required of the
2.1.2, **2.2**, 2.3, 3.2.2, 3.12.10, 6.1.3, 6.1.4, 6.2.5, 9.3.2, 9.6.1, 9.6.4, 9.9.2, 9.10.3, 10.3.3, 11.2, 13.4.1, 13.4.2, 14.1.1.4, 14.1.4, 15.1.4
Owner's Authority
1.5, 2.1.1, 2.3.32.4, 2.5, 3.4.2, 3.8.1, 3.12.10, 3.14.2, 4.1.2, 4.2.4, 4.2.9, 5.2.1, 5.2.4, 5.4.1, 6.1, 6.3, 7.2.1, 7.3.1, 8.2.2, 8.3.1, 9.3.2, 9.5.1, 9.6.4, 9.9.1, 9.10.2, 10.3.2, 11.4, 11.5, 12.2.2, 12.3, 13.2.2, 14.3, 14.4, 15.2.7
Owner's Insurance
11.2

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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10

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Owner's Relationship with Subcontractors 1.1.2, 5.2, 5.3, 5.4, 9.6.4, 9.10.2, 14.2.2 Owner's Right to Carry Out the Work 2.5, 14.2.2 Owner's Right to Clean Up 6.3 Owner's Right to Perform Construction and to Award Separate Contracts 6.1 Owner's Right to Stop the Work 2.4 Owner's Right to Suspend the Work 14.3 Owner's Right to Terminate the Contract 14.2, 14.4 Ownership and Use of Drawings, Specifications and Other Instruments of Service I.I.I, 1.1.6, 1.1.7, 1.5, 2.3.6, 3.2.2, 3.11, 3.17, 4.2.12, 5.3 Partial Occupancy or Use 9.6.6, 9.9 Patching, Cutting and 3.14, 6.2.5 Patents 3.17 Payment, Applications for 4.2.5,7.3.9, 9.2, 9.3, 9.4,9.5, 9.6.3,9.7, 9.8.5, 9.l0.1, 14.2.3, 14.2.4, 14.4.3 Payment, Certificates for 4.2.5, 4.2.9, 9.3.3,9.4, 9.5, 9.6.l, 9.6.6, 9.7, 9.10.1, 9.10.3, 14.1.1.3, 14.2.4 Payment, Failure of 9.5.1.3, 9.7, 9.10.2, 13.5, 14.1.1.3, 14.2.1.2 Payment, Final 4.2.1, 4.2.9, 9.10, 12.3, 14.2.4, 14.4.3 Payment Bond, Performance Bond and 7.3.4.4, 9.6.7, 9.10.3, 11.1.2 Payments, Progress 9.3,9.6, 9.8.5, 9.10.3, 14.2.3, 15.1.4 PAYMENTS AND COMPLETION 9 Payments to Subcontractors 5.4.2,9.5.1.3,9.6.2, 9.6.3, 9.6.4, 9.6.7, 14.2.1.2 PCB 10.3. Performance Bond and Payment Bond 7.3.4.4, 9.6. 7, 9. I 0.3, 11.1.2 Permits, Fees, Notices and Compliance with Laws 2.3.1, 3.7, 3.13, 7.3.4.4, 10.2.2 PERSONS AND PROPERTY, PROTECTION OF 10 Polychlorinated Biphenyl 10.3.l Product Data, Definition of 3.12.2 Product Data and Samples, Shop Drawings 3.11,3.12,4.2.7 Progress and Completion 4.2.2, 8.2, 9.8, 9.9.l, 14.l.4, 15.l.4 AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. ff User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

Progress Payments
9.3, **9.6**, 9.8.5, 9.10.3, 14.2.3, 15.1.4
Project, Definition of
1.1.4
Project Representatives
4.2.10
Property Insurance
10.2.5, **11.2**
Proposal Requirements
1.1.1
PROTECTION OF PERSONS AND PROPERTY
10
Regulations and Laws
1.5, 2.3.2, 3.2.3, 3.6, 3.7, 3.12.10, 3.13, 9.6.4, 9.9.1, 10.2.2, 13.1, 13.3, 13.4.1, 13.4.2, 13.5, 14, 15.2.8, 15.4
Rejection of Work
4.2.6, 12.2.1
Releases and Waivers of Liens
9.3.1, 9.10.2
Representations
3.2.1, 3.5, 3.12.6, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.10.1
Representatives
2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.10, 13.2.1
Responsibility for Those Performing the Work
3.3.2, 3.18, 4.2.2, 4.2.3, 5.3, 6.1.3, 6.2, 6.3, 9.5.1, 10
Retainage
9.3.1, 9.6.2, 9.8.5, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor
3.2, 3.12.7, 6.1.3
Review of Contractor's Submittals by Owner and Architect
3.10.1, 3.10.2, 3.11, 3.12, 4.2, 5.2, 6.1.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor
3.12
Rights and Remedies
1.1.2, 2.4, 2.5, 3.5, 3.7.4, 3.15.2, 4.2.6, 5.3, 5.4, 6.1, 6.3, 7.3.1, 8.3, 9.5.1, 9.7, 10.2.5, 10.3, 12.2.1, 12.2.2, 12.2.4, **13.3**, 14, 15.4
Royalties, Patents and Copyrights
3.17
Rules and Notices for Arbitration
15.4.1
Safety of Persons and Property
10.2, 10.4
Safety Precautions and Programs
3.3.1, 4.2.2, 4.2.7, 5.3, **10.1**, 10.2, 10.4
Samples, Definition of
3.12.3
Samples, Shop Drawings, Product Data and
3.11, **3.12**, 4.2.7
Samples at the Site, Documents and
3.11
Schedule of Values
9.2, 9.3.1
Schedules, Construction
3.10, 3.12.1, 3.12.2, 6.1.3, 15.1.6.2
Separate Contracts and Contractors
1.1.4, 3.12.5, 3.14.2, 4.2.4, 4.2.7, 6, 8.3.1, 12.1.2

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Separate Contractors, Definition of 6.1.1 Shop Drawings, Definition of 3.12.1 Shop Drawings, Product Data and Samples 3.11, 3.12, 4.2.7 Site, Use of 3.13, 6.1.1, 6.2.1 Site Inspections 3.2.2, 3.3.3, 3.7.1, 3.7.4, 4.2, 9.9.2, 9.4.2, 9.10.1, 13.4 Site Visits, Architect's 3.7.4, 4.2.2, 4.2.9,9.4.2,9.5.1,99.2, 9.10.1, 13.4 Special Inspections and Testing 4.2.6, 12.2.1, 13.4 Specifications, Definition of 1.1.6 Specifications 1.1.1, 1.1.6, 1.2.2, 1.5, 3.12.10, 3.17, 4.2.14 Statute of Limitations 15.1.2, 15.4.1.1 Stopping the Work 2.2.2,2.4,9.7, 10.3, 14.1 Stored Materials 6.2.1, 9.3.2, 10.2.1.2, 10.2.4 Subcontractor, Definition of 5.1.1 SUBCONTRACTORS 5 Subcontractors, Work by 1.2.2, 3.3.2, 3.12.1, 3.18, 4.2.3, 5.2.3, 5.3, 5.4,9.3.1.2,9.6.7 Subcontractual Relations 5.3, 5.4,9.3.1.2, 9.6, 9.10, 10.2.1, 14.1, 14.2.1 Submittals 3.10, 3.11, 3. 12, 4.2.7, 5.2.1,5.2.3, 7.3.4, 9.2, 9.3, 9.8,9.9.1, 9.10.2, 9.10.3 Submittal Schedule 3.10.2, 3.12.5, 4.2.7 Subrogation, Waivers of 6.1.1, 11.3 Substances, Hazardous 10.3 Substantial Completion 4.2.9, 8.1.1, 8.1.3, 8.2.3, 9.4.2, 9.8, 9.9.1, 9. 10.3, 12.2, 15.1.2 Substantial Completion, Definition of 9.8.1 Substitution of Subcontractors 5.2.3,5.2.4 Substitution of Architect 2.3.3 Substitutions of Materials 3.4.2,3.5,7.3.8 Sub-subcontractor, Definition of 5.1.2 Subsurface Conditions 3.7.4 AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 42 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Successors and Assigns 13.2 Superintendent 3.9, 10.2.6 Supervision and Construction Procedures 1.2.2, 3.3, 3.4, 3.12.10, 4.2.2, 4.2.7, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 9.4.2, 10, 12, 14, 15.1.4 Suppliers 1.5, 3.12.1, 4.2.4, 4.2.6, 5.2.1,9.3,9.4.2, 9.5.4, 9.6, 9.10.5, 14.2.1 Surety 5.4.1.2, 9.6.8, 9.8.5, 9.10.2, 9.10.3, 11.1.2, 14.2.2, 15.2.7 Surety, Consent of 9.8.5, 9.10.2, 9.10.3 Surveys 1.1.7, 2.3.4 Suspension by the Owner for Convenience 14.3 Suspension of the Work 3.7.5, 5.4.2, 14.3 Suspension or Termination of the Contract 5.4.1.1, 14 Taxes 3.6, 3.8.2.1, 7.3.4.4 Termination by the Contractor 14.1, 15.1.7 Termination by the Owner for Cause 5.4.1.1, 14.2, 15.1.7 Termination by the Owner for Convenience 14.4 Termination of the Architect 2.3.3 Termination of the Contractor Employment 14.2.2 TERMINATION OR SUSPENSION OF THE CONTRACT 14 Tests and Inspections 3.1.3, 3.3.3, 3.7.1, 4.2.2, 4.2.6, 4.2.9, 9.4.2, 9.8.3, 9.9.2, 9.10.1, 10.3.2, 12.2.1, 13.4 TIME 8 Time, Delays and Extensions of 3.2.4,3.7.4, 5.2.3, 7.2.1, 7.3.1, 7.4, 8.3, 9.5.1, 9.7, 10.3.2, 10.4, 14.3.2, 15.1.6, 15.2.5 Time Limits 2.1.2, 2.2, 2.5, 3.2.2, 3.10, 3.11, 3.12.5, 3.15.1, 4.2, 5.2, 5.3, 5.4, 6.2.4, 7.3, 7.4, 8.2, 9.2, 9.3.1, 9.3.3, 9.4.1, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 12.2, 13.4, 14, 15.1.2, 15.1.3, 15.4 Time Limits on Claims 3.7.4, 10.2.8, 15.1.2, 15.1.3 Title to Work 9.3.2,9.3.3 UNCOVERING AND CORRECTION OF WORK 12 Uncovering of Work 12.1 Unforeseen Conditions, Concealed or Unknown 3.7.4, 8.3.1, 10.3 AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 4A (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

Unit Prices
7.3.3.2, 9.1.2
Use of Documents
1.1.1, 1.5, 2.3.6, 3.12.6, 5.3
Use of Site
3.13, 6.1.1, 6.2.1
Values, Schedule of
9.2, 9.3.1
Waiver of Claims by the Architect
13.3.2
Waiver of Claims by the Contractor
9.10.5, 13.3.2, **15.1.7**
Waiver of Claims by the Owner
9.9.3, 9.10.3, 9.10.4, 12.2.2.1, 13.3.2, 14.2.4, **15.1.7**
Waiver of Consequential Damages
14.2.4, 15.1.7
Waiver of Liens
9.3, 9.10.2, 9.10.4
Waivers of Subrogation
6.1.1, **11.3**
Warranty
3.5, 4.2.9, 9.3.3, 9.8.4, 9.9.1, 9.10.2, 9.10.4, 12.2.2, 15.1.2
Weather Delays
8.3, 15.1.6.2
Work, Definition of
1.1.3
Written Consent
1.5.2, 3.4.2, 3.7.4, 3.12.8, 3.14.2, 4.1.2, 9.3.2, 9.10.3, 13.2, 13.3.2, 15.4.4.2
Written Interpretations
4.2.11, 4.2.12
Written Orders
1.1.1, 2.4, 3.9, 7, 8.2.2, 12.1, 12.2, 13.4.2, 14.3.1

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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15

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 ARTICLE 1 GENERAL PROVISIONS § 1.1 Basic Definitions § 1.1.1 The Contract Documents The Contract Documents are enumerated in the Agreement between the Owner and Contractor (hereinafter the Agreement) and consist of the Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of the Contract, other documents listed in the Agreement, and Modifications issued after execution of the Contract. A Modification is (I) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive, or (4) a written order for a minor change in the Work issued by the Architect. The Contract Documents shall also include the Bidding Requirements such as the Invitation to Bid, Instructions to Bidders, Contractor's Bid Forms and portions of Addenda relating to bidding requirements and shall be enumerated on the Agreement. § 1.1.2 The Contract The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations, or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (I) between the Contractor and the Architect or the Architect's consultants, (2) between the Owner and a Subcontractor or a Sub-subcontractor, (3) between the Owner and the Architect or the Architect's consultants, or (4) between any persons or entities other than the Owner and the Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect's duties. $1.1.3 The Work The term "Work" means the construction, renovation, alteration and related services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment, and services provided or to be provided by the Contractor to fulfill the Contractor's obligations. The Work may constitute the whole or a part of the Project. $1.1.4 The Project The Project is the total construction of which the Work perfonned under the Contract Documents may be the whole or a part and which may include construction by the Owner and by Separate Contractors. § 1.1.5 The Drawings The Drawings are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules, and diagrams. § 1.1.6 The Specifications The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, systems, standards and workmanship for the Work, and performance of related services. § 1.1.7 Instruments of Service Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Architect and the Architect's consultants under their respective professional services agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, and other similar materials. $ 1.1.8 Initial Decision Maker The Initial Decision Maker is the person identified in the Agreement to render initial decisions on Claims in accordance with Section 15.2. The Initial Decision Maker shall not show partiality to the Owner or Contractor and shall not be liable for results of interpretations or decisions rendered in good faith. § 1.2 Correlation and Intent of the Contract Documents &1.2.1 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all; performance by the Contractor shall be required only to the extent AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 4g 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the indicated results. All work mentioned or indicated in the Contract Documents shall be performed by the Contractor as part of this Contract unless it is specifically indicated in the Contract Documents that such work is to be done by others. Should the Drawings or Specifications disagree in themselves or with each other or there be any inconsistencies or conflict within or between the between parts of the Contract Documents or between the Contract Documents and applicable standards, codes and ordinances, the Contractor shall provide the better quality or greater quantity of work or comply with the more stringent requirement, unless otherwise directed by written Addendum and/or Bulletin to the Contract Documents, or unless there is GMP clarification, if applicable, which would then take precedence. In the event of conflicts or discrepancies among the Contract Documents, interpretations will be based upon the following priorities: I. Properly called out Modifications to the Contract Documents, including Change Orders and Change Directives, with the later date have highest priority. 2. Supplementary or Special Conditions, if any. 3. The Agreement. 4. The General Conditions. 5. Specifications 6. Drawings $1.2.1.1 The invalidity of any provision of the Contract Documents shall not invalidate the Contract or its remaining provisions. If it is determined that any provision of the Contract Documents violates any law, or is otherwise invalid or unenforceable, then that provision shall be revised to the extent necessary to make that provision legal and enforceable. In such case the Contract Documents shall be construed, to the fullest extent permitted by law, to give effect to the parties' intentions and purposes in executing the Contract. 1.2.1.2 In the case of overlapping or conflicting requirements, the most stringent (generally most costly) applies and will be enforced, unless more detailed language written directly into Contract Documents clearly indicates that a less stringent requirement is acceptable. Refer uncertainties to Architect for decision before proceeding. § 1.2.2 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade. $1.2.3 Unless otherwise stated in the Contract Documents, words that have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings. $1.2.4 All indications or notations which may apply to one or a number of similar situations, materials, or processes shall be deemed to apply to all situations, materials, or processes wherever they appear in the Work, except where a contrary result is clearly indicated by the Contract Documents. &1.2.5 Where codes, standards, requirements and publications of public and private bodies are referred to in the Specifications, references shall be understood to be the latest revision prior to the date of receiving bids, except where otherwise indicated. &1.2.6 Where no explicit quality or standards for materials or workmanship are established for work, such work is to be of good quality for the intended use and consistent with the quality of the surrounding work and of the construction of the Project generally. $1.2.7 All manufactured articles, materials and equipment shall be applied, installed, connected, erected, used, cleaned and conditioned in accordance with the manufacturer's written or printed directions and instructions, unless otherwise indicated in the Contract Documents. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 47 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

§ 1.2.8 The Mechanical and Electrical Drawings are diagrammatic only and are not intended to show the exact physical locations or configurations of work. Such work shall be installed to clear all obstructions, permit proper clearances for the work of other trades, and present an orderly appearance where exposed. Exact locations of fixtures and outlets shall be obtained from the Architect as provided in Subparagraphs 3.2.5 and 4.2.2 before the Work is roughed in; Work installed without such information from the Architect shall be relocated at the Contractor's expense prior to approval of Coordination Drawings.

§ 1.2.9 Where the Work is to fit with existing conditions or work to be performed by others, the Contractor shall fully and completely join the Work with such conditions or Work, unless otherwise specified.

§ 1.3 Capitalization
Terms capitalized in these General Conditions include those that are (1) specifically defined, (2) the titles of numbered articles, or (3) the titles of other documents published by the American Institute of Architects.

§ 1.4 Interpretation
In the interest of brevity the Contract Documents frequently omit modifying words such as "all" and "any" and articles such as "the" and "an," but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

§ 1.5 Ownership and Use of Drawings, Specifications, and Other Instruments of Service
§ 1.5.1 The Architect and the Architect's consultants shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and retain all common law, statutory, and other reserved rights in their Instruments of Service, including copyrights. The Contractor, Subcontractors, Sub-subcontractors, and suppliers shall not own or claim a copyright in the Instruments of Service. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Architect's or Architect's consultants' reserved rights.

§ 1.5.2 The Contractor, Owner, Subcontractors, Sub-subcontractors, and suppliers are authorized to use and reproduce the Instruments of Service provided to them, subject to any protocols established pursuant to Sections 1.7 and 1.8, solely and exclusively for execution of the Work. All copies made under this authorization shall bear the copyright notice, if any, shown on the Instruments of Service. The Contractor, Subcontractors, Sub-subcontractors, and suppliers may not use the Instruments of Service on other projects or for additions to the Project outside the scope of the Work without the specific written consent of the Owner, Architect, and the Architect's consultants.

§ 1.6 Notice
§ 1.6.1 Except as otherwise provided in Section 1.6.2, where the Contract Documents require one party to notify or give notice to the other party, such notice shall be provided in writing to the designated representative of the party to whom the notice is addressed and shall be deemed to have been duly served if delivered in person, by mail, by courier, or by electronic transmission if a method for electronic transmission is set forth in the Agreement.

§ 1.6.2 Notice of Claims as provided in Section 15.1.3 shall be provided in writing and shall be deemed to have been duly served only if delivered to the designated representative of the party to whom the notice is addressed by certified or registered mail, or by courier providing proof of delivery.

§ 1.7 Digital Data Use and Transmission
The parties shall agree upon protocols governing the transmission and use of Instruments of Service or any other information or documentation in digital form. The parties will use AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, to establish the protocols for the development, use, transmission, and exchange of digital data.

§ 1.8 Building Information Models Use and Reliance
Any use of, or reliance on, all or a portion of a building information model without agreement to protocols governing the use of, and reliance on, the information contained in the model and without having those protocols set forth in AIA Document E203™–2013, Building Information Modeling and Digital Data Exhibit, and the requisite AIA Document G202™–2013, Project Building Information Modeling Protocol Form, shall be at the using or

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

relying party's sole risk and without liability to the other party and its contractors or consultants, the authors of, or contributors to, the building information model, and each of their agents and employees.

ARTICLE 2 OWNER

§ 2.1 General

§ 2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. Except as otherwise provided in Section 4.2.1, the Architect does not have such authority. The term "Owner" means the Owner or the Owner's authorized representative.

§ 2.1.2 The Owner shall furnish to the Contractor, within fifteen days after receipt of a written request, information necessary and relevant for the Contractor to evaluate, give notice of, or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site, and the Owner's interest therein.

§ 2.2 Evidence of the Owner's Financial Arrangements – Intentionally Omitted

§ 2.3 Information and Services Required of the Owner

§ 2.3.1 The Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

§ 2.3.2 The Owner shall retain an architect lawfully licensed to practice architecture, or an entity lawfully practicing architecture, in the jurisdiction where the Project is located. That person or entity is identified as the Architect in the Agreement and is referred to throughout the Contract Documents as if singular in number.

§ 2.3.3 If the employment of the Architect terminates, the Owner shall employ a successor to whom the Contractor has no reasonable objection and whose status under the Contract Documents shall be that of the Architect.

§ 2.3.4 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site. The Contractor shall be entitled to rely on the accuracy of information furnished by the Owner but shall exercise proper precautions relating to the safe performance of the Work.

§ 2.3.5 The Owner shall furnish information or services required of the Owner by the Contract Documents with reasonable promptness. The Owner shall also furnish any other information or services under the Owner's control and relevant to the Contractor's performance of the Work with reasonable promptness after receiving the Contractor's written request for such information or services.

§ 2.3.6 The Contractor will be furnished, free of charge, 1 electronic copy of Drawings and Project Manuals. Additional sets will be furnished at the cost of reproduction, postage and handling.

§ 2.4 Owner's Right to Stop the Work

If the Contractor fails to correct Work that is not in accordance with the requirements of the Contract Documents as required by Section 12.2 or repeatedly fails to carry out Work in accordance with the Contract Documents, the Owner may issue a written order to the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Section 6.1.3.

§ 2.5 Owner's Right to Carry Out the Work

If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a ten-day period after receipt of notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have,

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 correct such default or neglect. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect and the Architect may, pursuant to Section 9.5.1, withhold or nullify a Certificate for Payment in whole or in part, to the extent reasonably necessary to reimburse the Owner for the reasonable cost of correcting such deficiencies, including Owner's expenses and compensation for the Architect's additional services made necessary by such default, neglect, or failure. If current and future payments are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner. If the Contractor disagrees with the actions of the Owner or the Architect, or the amounts claimed as costs to the Owner, the Contractor may file a Claim pursuant to Article 15. ARTICLE 3 CONTRACTOR § 3.1 General § 3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor shall designate in writing a representative who shall have express authority to bind the Contractor with respect to all matters under this Contract. The term "Contractor" means the Contractor or the Contractor's authorized representative. § 3.1.2 The Contractor shall perform the Work in accordance with the Contract Documents. &31.3 The Contractor shall not be relieved of its obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons or entities other than the Contractor. § 3.2 Review of Contract Documents and Field Conditions by Contractor § 3.2.1 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become generally familiar with local conditions, location and nature under which the Work is to be performed, and correlated personal observations with requirements of the Contract Documents, including but not limited to labor supply and costs, availability and cost of materials, tools and equipment. In no event shall the Owner have control over, charge or any responsibility for construction means, methods, techniques, sequences or procedures or for safety precautions and programs in connection with the Work, notwithstanding any of the rights and authority granted the Owner in the Contract Documents. Except as set forth in Section 10.3, the Contractor shall be solely responsible for providing a safe place for the performance of the Work. The Owner shall not be required to make any adjustment in either the Contract Sum or the Schedule if the Contractor or any Subcontractor fails to comply with the requirements of this Subparagraph 3.2.1. $3.2.2 Because the Contract Documents are complementary, the Contractor shall, before starting each portion of the Work, carefully study and compare the various Contract Documents relative to that portion of the Work, as well as the information furnished by the Owner pursuant to Section 2.3.4, shall take field measurements of any existing conditions related to that portion of the Work, and shall observe any conditions at the site affecting it. These obligations are for the purpose of facilitating coordination and construction by the Contractor and are not for the purpose of discovering errors, omissions, or inconsistencies in the Contract Documents; however, the Contractor shall promptly report to the Architect any errors, inconsistencies or omissions discovered by or made known to the Contractor as a request for information in such form as the Architect may require. Any necessary changes shall be ordered as provided in Article 7, subject to the requirements of Section 1.2 and other provisions of the Contract Documents. If the Contractor proceeds with the Work without notice to the Owner and Architect, having discovered such errors, inconsistencies or omissions by reasonable study of the Contract Documents, the Contractor shall bear all costs arising therefrom. The exactness of grades, elevations, dimensions or locations given on any Drawings issued by the Architect, or the work installed by other contractors, is not guaranteed by the Architect or the Owner. The Contractor shall, therefore, satisfy itself as to the accuracy of all grades, elevations, dimensions and locations. In all cases of interconnection of the Work with existing or other work, Contractor shall verify at the site all dimensions relating to such existing or other work. Any errors due to the Contractors failure to so verify all such grades, elevations, dimensions or locations shall promptly rectified by the Contractor without any additional cost to the Owner. It is recognized that the Contractor's review is made in the Contractor's capacity as a contractor and not as a licensed design professional, unless otherwise specifically provided in the Contract Documents. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 2Q (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $3.2.3 The Contractor is not required to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, but the Contractor shall promptly report to the Architect any nonconformity discovered by or made known to the Contractor as a request for information in such form as the Architect may require. $3.2.4 If the Contractor believes that additional cost or time is involved because of clarifications or instructions the Architect issues in response to the Contractor's notices or requests for information pursuant to Sections 3.2.2 or 3.2.3, the Contractor shall submit Claims as provided in Article 15. If the Contractor fails to perform the obligations of Sections 3.2.2 or 3.2.3, the Contractor shall pay such costs and damages to the Owner, subject to Section 15.1.7, as would have been avoided if the Contractor had performed such obligations. If the Contractor performs those obligations, the Contractor shall not be liable to the Owner or Architect for damages resulting from errors, inconsistencies or omissions in the Contract Documents, for differences between field measurements or conditions and the Contract Documents, or for nonconformities of the Contract Documents to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities. $3.2.5 The Contractor shall not proceed with any Work, which in the reasonable judgment of the Contractor is not clearly and consistently defined in the Contract Documents, but may request additional information from the Architect through the issuance of a Request for Information. If the Contractor proceeds with such Work without obtaining additional information, the Contractor shall correct Work incorrectly done at the Contractor's own expense. $ 3.3 Supervision and Construction Procedures $3.3.1 The Contractor shall supervise and direct the Work, using the Contractor's best skill and attention. The Contractor shall be solely responsible for, and have control over, construction means, methods, techniques, sequences, and procedures, and for coordinating all portions of the Work under the Contract. If the Contract Documents give specific instructions concerning construction means, methods, techniques, sequences, or procedures, the Contractor shall evaluate the jobsite safety thereof and shall be solely responsible for the jobsite safety of such means, methods, techniques, sequences, or procedures. If the Contractor determines that such means, methods, techniques, sequences or procedures may not be safe, the Contractor shall give timely notice to the Owner and Architect, and shall propose alternative means, methods, techniques, sequences, or procedures. The Architect shall evaluate the proposed alternative solely for conformance with the design intent for the completed construction. Unless the Architect objects to the Contractor's proposed alternative, the Contractor shall perform the Work using its alternative means, methods, techniques, sequences, or procedures. &3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor's employees, Subcontractors and their agents and employees, and other persons or entities performing portions of the Work for, or on behalf of, the Contractor or any of its Subcontractors. $3.3.3 The Contractor shall be responsible for inspection of portions of Work already performed to determine that such portions arc in proper condition to receive subsequent Work. $ 3.3.4 Shut Down of Systems/Adjoining Facilities: Such work as connections to existing sewers, plumbing, heating and electric systems, serving the Project Site or adjoining facilities, shall be done at a time agreeable to the Owner and shall be determined and agreed to well in advance of the actual doing of such work so as to interfere as little as possible with the operation and use of existing facilities. Shut downs must be coordinated through the designated representative of the Owner. The continued uninterrupted operation of all facilities is essential. If any existing facilities must be interrupted, the Contractor shall provide all necessary temporary facilities and connections necessary for maintaining these existing facilities as set forth in the scope of the Work to be provided by Contractor. No mechanical, heating, plumbing, sprinkler or electric services shall be interrupted at any time, except as approved in writing in advance by the Owner, which approval will be made with reasonable promptness and will not be unreasonably withheld. All necessary communication systems must be maintained without interruption. As much related work as possible shall be perfonned prior to shut-downs, so as to minimize the period of shut-down. All material and manpower to do the work involved shall be at the job prior to interruption of services. At all times, the Contractor shall maintain, site safety and ensure all precautionary measures are taken prior to executing any work, AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The 2f American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 such as lock out/tag out procedures for electrical equipment, installing protective barricades and any interim life safety measures. $3.3.4 The Contractor shall carefully check its own work and that of Subcontractors as the Work is being performed. The Contractor shall ensure that incorrect or faulty Work is corrected immediately. $ 3.3.5 Intentionally omitted $3.4Labor and Materials $3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work. $3.4.2 Except in the case of minor changes in the Work approved by the Architect in accordance with Section 3.12.8 or ordered by the Architect in accordance with Section 7.4, the Contractor may make substitutions only with the written consent of the Owner, after evaluation by the Architect and in accordance with a Change Order or Construction Change Directive. In requesting approval of deviations or substitutions, the Contractor shall provide in writing detailed information about the proposed substitute, as well as, its availability, cost and supplier, and any previous work done using the proposed substitute. The Contractor shall reimburse Owner for any fees charged by the Architect or Consultants for evaluating each proposed substitute if solely for Contractor's benefit. The Owner will judge the design and appearance of proposed substitutes on the basis of their suitability in relation to the overall design of the project, as well as for their intrinsic merits. In order to permit coordinated design of color and finishes, the Contractor shall, if required by the Owner, furnish the substituted material in color, finish, texture, or pattern which would have been available from the manufacturer originally specified, at no additional cost to the Owner. The Owner may reject such substitution or deviation without further investigation and in Owner's absolute discretion. $3.4.3 The Contractor shall enforce strict discipline and good order among the Contractor's employees and other persons carrying out the Work. The Contractor shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them. The Contractor will provide consistent on-site project leadership and supervision. The Contractor will make every effort to avoid turnover of staff, especially of key employees such as site supervisor and project manager, except if requested by the Owner. &34.4 Should the Owner make reasonable objection, based upon qualifications, fitness, behavior or temperament, to the presence of any personnel of Contractor or any subcontractor, such person shall not perfonn services on the Project site, or otherwise in connection with the Project, without written consent of the Owner. $3.4.5 The Contractor shall not change or replace the assigned Project Manager or Superintendent without written consent by the Owner, which shall not be unreasonably withheld, conditioned or delayed. $ 3.5 Warranty $3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless the Contract Documents require or permit otherwise. The Contractor further warrants that the Work will conform to the requirements of the Contract Documents and will be free from defects, except for those inherent in the quality of the Work the Contract Documents require or permit. Work, materials, or equipment not conforming to these requirements may be considered defective. The Contractor's warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear and normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. The warranty provided in this Section shall be in addition to and not in limitation of any other warranty required by the Contract Documents or otherwise prescribed by law. &3.5.2 All material, equipment, or other special warranties required by the Contract Documents shall be issued in the name of the Owner, or shall be transferable to the Owner, and shall commence in accordance with Section 9.8.4. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The 22 American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. 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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $3.5.3 Upon completion of the Work and prior to final payment, Contractor shall submit and assign to Owner all written warranties and guarantees required under the Contract as well any that are provided by material manufacturers servicemen, and laborers. Contractor shall be responsible for all maintenance of the Work through Substantial Completion or assignment of applicable warranties, whichever is later. Contractor further agrees to perform the Work in such a manner so as to preserve any and all such warranties and guarantees. The Contractor shall provide all operating and maintenance manuals for materials and equipment and provide necessary training to Owner at no extra cost to Owner. $3.5.4 In the event of a claim by the Owner against the Contractor under Paragraph 3.5.1. of these General Conditions or under any other express warranty made by the Contractor for any item of Work performed under the Contract Documents, the Owner shall give notice (a Warranty Notice") of the claim to the Architect and the Contractor and thereafter, the Architect and the Contractor shall inspect the item(s) of Work in question. If following the inspection, the Architect determines that any such item is included within the Contractor's warranty under the Contract Documents, then Owner and Architect shall notify Contractor and the Contractor shall have thirty (30) days to cure said warranty claim after the date of such notice. $3.6 Taxes The Contractor shall pay sales, consumer, use and similar taxes for the Work provided by the Contractor that are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect. § 3.7 Permits, Fees, Notices and Compliance with Laws § 3.7.1The Owner shall secure and pay for the building permit as well as for other permits, fees, licenses, and inspections by government agencies, including all third party review fees, necessary for proper execution and completion of the Work that are customarily secured after execution of the Contract and legally required at the time bids are received or negotiations concluded. § 3.7.1.1 The Owner will pay all utility fees and charges for construction work performed by the utility companies and all inspeetions. § 3.7.2 The Contractor shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities applicable to performance of the Work $3.7.3 If the Contractor performs Work knowing it to be contrary to applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Contractor shall assume appropriate responsibility for such Work and shall bear the costs attributable to correction. § 3.7.3.1 The Contractor shall comply with all aspects of the Federal Occupational Safety and Health Act of 1970 (O.S.H.A.) including specific responsibilities to perform reporting and recording requirements. The Contractor is responsible to obtain information regarding his responsibilities under the Act. $3.7.3.2 The Contractor shall comply with all aspects of the applicable statutory requirements that each Contractor who intends to perform excavation or demolition work in a site within a political subdivision ascertain the location and type of utility lines and pipes at each site and notify the utility company(s) in the applicable amount of time in advance of performing the excavation or demolition. $3.7.3.3 The Contractor shall familiarize himself with all requirements of environmental federal and state statutes and regulations and conform to the same in the execution of the Work. $ 3.7.4 Concealed or Unknown Conditions If the Contractor encounters conditions at the site that are () subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Contract Documents or (2) unknown physical conditions ofan unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, the Contractor shall promptly provide notice to the Owner and the Architect before conditions are disturbed and in no event later than 14 days AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 22 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 after first observance of the conditions. The Architect will promptly investigate such conditions and, if the Architect determines that they differ materially and cause an increase or decrease in the Contractor's cost of, or time required for, performance of any part of the Work, will recommend that an equitable adjustment be made in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall promptly notify the Owner and Contractor, stating the reasons. If either party disputes the Architect's determination or recommendation, that party may submit a Claim as provided in Article 15, $3.7.5 If, in the course of the Work, the Contractor encounters human remains or recognizes the existence of burial markers, archaeological sites or wetlands not indicated in the Contract Documents, the Contractor shall immediately suspend any operations that would affect them and shall notify the Owner and Architect. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Contractor shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affeet those remains or features. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features may be made as provided in Article 15. § 3.8 Allowances $3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities to whom the Contractor has reasonable objection. $3.8.2 Unless otherwise provided in the Contract Documents, ..1 allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts; ..2 Contractor's costs for unloading and handling at the site, labor, installation costs, overhead, profit, and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum but not in the allowances; and ..3 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 3.8.2.I and (2) changes in Contractor's costs under Section 3.8.2.2. $3.8.3 Materials and equipment under an allowance shall be selected by the Owner with reasonable promptness. $ 3.9 Superintendent $3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. $ 3.9.2 The Contractor, as soon as practicable after award of the Contract, shall notify the Owner and Architect of the name and qualifications of a proposed superintendent. Within 14 days of receipt of the information, the Architect may notify the Contractor, stating whether the Owner or the Architect (1) has reasonable objection to the proposed superintendent or (2) requires additional time for review. Failure of the Architect to provide notice within the I4-day period shall constitute notice of no reasonable objection. $3.9.3 The Contractor shall not employ a proposed superintendent to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not change the superintendent without the Owner's consent, which shall not unreasonably be withheld or delayed. $ 3.10 Contractor's Construction and Submittal Schedules $3.10.1 The Contractor, promptly after being awarded the Contract, shall submit for the Owner's and Architect's information a Contractor's construction schedule for the Work. The schedule shall contain detail appropriate for the Project, including (I) the date of commencement of the Work, interim schedule milestone dates, and the date of AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. 24 User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Substantial Completion; (2) an apportionment of the Work by construction activity; and (3) the time required for completion of each portion of the Work. The schedule shall provide for the orderly progression of the Work to completion and shall not exceed time limits current under the Contract Documents. The schedule shall be revised at appropriate intervals as required by the conditions of the Work and Project. $3.10.2 The Contractor, promptly after being awarded the Contract and thereafter as necessary to maintain a current submittal schedule, shall submit a submittal schedule for the Architect's approval. The Architect's approval shall not be unreasonably delayed or withheld. The submittal schedule shall (I) be coordinated with the Contractor's construction schedule, and (2) allow the Architect reasonable time to review submittals. If the Contractor fails to submit a submittal schedule, or fails to provide submittals in accordance with the approved submittal schedule, the Contractor shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of submittals. § 3.10.3 The Contractor shall pcrfonn the Work in general accordance with the most recent schedules submitted to and approved by the Owner and Architect. $3.10.4 Within two (2) weeks after the execution of the Contract Amendment, the Contractor shall submit to the Owner a Progress Schedule showing for each class of work included in the Schedule of Values, the percentage completion to be obtained and the total dollar value of work to be completed as of the first of each month until the date of Substantial Completion and an Anticipated Draw Schedule. All calculations shall be on the basis of work in place, but not including the value of materials delivered but not in place. The foregoing shall not preclude Contractor from billing for stored materials. The Progress Schedule shall be updated promptly after the award of Contracts by Contractor. $3.10.5 The Progress Schedule shall be based on an orderly progression of the Work, allowing adequate time for each operation (including adequate time for submission and review of submittals), and leading to a reasonable certainty of Substantial Completion by the date established in the Contract Amendment. The Progress Schedule will be reviewed by the Owner for compliance with the requirements of this Article and will be accepted by the Owner or returned to the Contractor for revision and re-submittal. Unless specifically required by law, no payment under this Contract shall be due until the Progress Schedule has been approved by the Owner. $3.10.6 Contractor and Owner shall meet every two (2) weeks to discuss the progress and scheduling of the Project. During each Project meeting, the Contractor shall provide a three (3)-week look ahead describing the next three (3) weeks of construction. The Contractor shall prepare and distribute minutes of such meetings within three (3) days of such meetings, Contractor shall prepare Progress Schedules every two (2) weeks for the Owner to review and approve at the biweekly meetings. These Progress Schedules shall use a critical path format and bar chart to show the sequence of all the activities and events that will occur during the performance of the Work, identify each phase (or major portions) of construction and occupancy, and the critical dates required to be met in order to timely complete the Work within the requirements of the Contract Documents, including the Substantial Completion Date and Final Completion Date. The first Progress Schedule shall be prepared with 2 weeks of the Notice to Proceed or at the pre-construction meeting between the Owner and Contractor, whichever is earlier. The Contractor shall adjust the Progress Schedule as necessary if such schedule is not approved by the Owner. The Contractor shall monitor the progress of the Work for conformance with such schedules and will advise the Owner of any delays or potential delays and shall propose an affirmative plan to correct the delay but in no event shall any Progress Schedule constitute an adjustment to the Contract Time or the Contract Sum unless agreed upon by Owner in writing pursuant to a Change Order. § 3.10.7 I fin any Application for Payment the total value of the completed work in place, as certified by the Architect, is less than 90% of the total value of the work in place estimated in the Progress Schedule, Owner shall notify Contractor in writing of the failure to maintain the Progress schedule and the Owner may, at the Owner's option, require the Contractor to accelerate the progress of the Work without cost to the Owner, if due solely to Contractor's fault or neglect, by increasing the work force or hours of work, or by other reasonable means approved by the Owner. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 2£ (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 3.11 Documents and Samples at the Site The Contractor shall make available, at the Project site, the Contract Documents, including Change Orders, Construction Change Directives, and other Modifications, in good order and marked currently to indicate field changes and selections made during construction, and the approved Shop Drawings, Product Data, Samples, and similar required submittals. These shall be in electronic form or paper copy, available to the Architect and Owner, and delivered to the Architect for submittal to the Owner upon completion of the Work as a record of the Work as constructed. § 3.12 Shop Drawings, Product Data and Samples § 3.12.1 Shop Drawings are drawings, diagrams, schedules, and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier, or distributor to illustrate some portion of the Work. § 3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams, and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work. &312.3 Samples are physical examples that illustrate materials, equipment, or workmanship, and establish standards by which the Work will be judged. § 3.12.4 Shop Drawings, Product Data, Samples, and similar submittals arc not Contract Documents. Their purpose is to demonstrate how the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents for those portions of the Work for which the Contract Documents require submittals. Review by the Architect is subject to the limitations of Section 4.2.7. Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents. Submittals that are not required by the Contract Documents may be returned by the Architect without action. $3.12.5 The Contractor shall review for compliance with the Contract Documents, approve, and submit to the Architect, Shop Drawings, Product Data, Samples, and similar submittals required by the Contract Documents, in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of Separate Contractors. § 3.12.6 By submitting Shop Drawings, Product Data, Samples, and similar submittals, the Contractor represents to the Owner and Architect that the Contractor has (I) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and (3) checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents. § 3.12.7 The Contractor shall perform no portion of the Work for which the Contract Documents require submittal and review of Shop Drawings, Product Data, Samples, or similar submittals, until the respective submittal has been approved by the Architect. $3.12.8 The Work shall be in accordance with approved submittals except that the Contractor shall not be relieved of responsibility for deviations from the requirements of the Contract Documents by the Architect's approval of Shop Drawings, Product Data, Samples, or similar submittals, unless the Contractor has specifically notified the Architect of such deviation at the time of submittal and (I) the Architect has given written approval to the specific deviation as a minor change in the Work, or (2) a Change Order or Construction Change Directive has been issued authorizing the deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples, or similar submittals, by the Architect's approval thereof. $3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples, or similar submittals, to revisions other than those requested by the Architect on previous submittals. In the absence of such notice, the Architect's approval of a resubmission shall not apply to such revisions. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 2G (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $3.12.10 The Contractor shall not be required to provide professional services that constitute the practice of architecture or engineering unless such services are specifically required by the Contraet Documents for a portion of the Work or unless the Contractor needs to provide such services in order to carry out the Contractor's responsibilities for construction means, methods, techniques, sequences, and procedures. The Contractor shall not be required to provide professional services in violation of applicable law. $3.12.10.1 If professional design services or certifications by a design professional related to systems, materials, or equipment are specifically required of the Contractor by the Contract Documents, the Owner and the Architect will specify all performance and design criteria that such services must satisfy. The Contractor shall be entitled to rely upon the adequacy and accuracy of the performance and design criteria provided in the Contract Documents. The Contractor shall cause such services or certifications to be provided by an appropriately licensed design professional, whose signature and seal shall appear on all drawings, calculations, specifications, certifications, Shop Drawings, and other submittals prepared by such professional. Shop Drawings, and other submittals related to the Work, designed or certified by such professional, if prepared by others, shall bear such professional's written approval when submitted to the Architect. The Owner and the Architect shall be entitled to rely upon the adequacy and accuracy of the services, certifications, and approvals performed or provided by such design professionals, provided the Owner and Architect have specified to the Contractor the performance and design criteria that such services must satisfy. Pursuant to this Section 3.12.10, the Architect will review and approve or take other appropriate action on submittals only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. § 3.12.10.2 If the Contract Documents require the Contractor's design professional to certify that the Work has been performed in accordance with the design criteria, the Contractor shall furnish such certifications to the Architect at the time and in the form specified by the Architect. $3.13 Use of Site The Contractor shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Contract Documents and shall not unreasonably encumber the site with materials or equipment. § 3.13.1 The right of possession of the premises and the improvements made thereon by the Contractor shall remain at all times with the Owner. The Contractors right to entry and use thereof arises, solely from the permission granted by the Owner under the Contract Documents. The Contractor shall confine the Contractor's apparatus, the storage of materials, and the operations of the Contractor's workers to limits indicated by law, ordinances, the Contract Documents and permits and/or directions of the Owner; these shall not unreasonably encumber the premises with the Contractor's materials. The Owner shall not be liable to the Contractor, the Contractors, Subcontractors, their respective employees, or anyone else with respect to the conditions of the premises, except only for a condition caused directly and solely by the negligence of the Owner. § 3.13.2 To the extent applicable, Contractor acknowledges that the area adjacent to the Project Site is currently occupied and operated by Owner and therefore Contractor hereby agrees to take all reasonable efforts not to interfere with or interrupt the operations of such facilities during the construction of the Project. Contractor will secure the area in which the Work is occurring in such a manner as to maintain access to the adjoining facilities and parking areas at all times, except with prior approval of Owner. Without prior approval of the Owner, Contractor shall not permit any workers to use any existing facilities at the Project site, including, without limitation, dormitories, lavatories, toilets, entrances, and parking areas other than those designated by the Owner. § 3.13.3 Contractor is responsible for keeping the roads and parking lots located within the limits of disturbance for this Project free of din and other materials, such as snow and ice, during performance of the Work subject to any force majeure events set forth in Section 8.3.1 herein and requests for extension of time as permitted herein due to such force majeure events. § 3.13.4 The Contractor and any entity for whom the Contractor is responsible shall not erect any sign on the Project Site without the prior written consent of the Owner, which shall be in Owner's absolute discretion, except for signs AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 27 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 related to job site safety, COVID-19 protocols and other signs deemed necessary by the Contractor for way finding and restricted access. $3.13.5 Contractor shall comply with any rules and regulations promulgated by Owner in connection with the use and occupancy of the Project Site, which Owner may amend from time to time to the extent provided by Owner prior to execution of this Agreement, as reasonably amended. Contractor shall advise Owner immediately of any rules and regulations the compliance of which by Contractor shall be impracticable or shall impede or slow down the progress of the Work. In addition to any additional rules and regulations, Contractor shall abide by the following rules and regulations • No construction parking in Owner's parking areas without prior approval from Owner. • No access to Owner's existing building without Owner authorization. • No use of Owner's utilities or trash dumpsters without Owner authorization. $ 3.13.6 Only materials and equipment that are to be used directly in the Work shall be brought to and stored on the Project Site by the Contractor. After equipment is no longer required for the Work, Contractor shall promptly remove it from the Project Site. Protection of construction materials and equipment stored at the Project Site from weather, theft, damage and all other adversity is solely the responsibility of the Contractor. The Contractor shall ensure that the Work, at all times, is perfonned in a manner that affords reasonable access, both vehicular and pedestrian, to the site ofthe Work and all adjacent areas. The Work shall be perfonned, to the fullest extent reasonably possible, in such a manner that public and private areas adjacent to the site of the Work shall be free from all debris, building materials and equipment likely to cause hazardous conditions. $ 3.14 Cutting and Patching $ 3.14.1 The Contractor shall be responsible for cutting, fitting, or patching required to complete the Work or to make its parts fit together properly. All areas requiring cutting, fitting, or patching shall be restored to the condition existing prior to the cutting, fitting, or patching, unless otherwise required by the Contract Documents. $ 3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or Separate Contractors by cutting, patching, or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter construction by the Owner or a Separate Contractor except with written consent of the Owner and of the Separate Contractor. Consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold, from the Owner or a Separate Contractor, its consent to cutting or otherwise altering the Work. $ 3.15 Cleaning Up § 3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials and rubbish caused by operations under the Contract, which shall be done on a daily basis. At completion of the Work, the Contractor shall remove waste materials, rubbish, the Contractor's tools, construction equipment, machinery, and surplus materials from and about the Project. § 3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the Owner shall be entitled to reimbursement from the Contractor. $ 3.15.3 Immediately prior to the Owner's inspection for Substantial Completion, the Contractor shall contract with a professional cleaning service to completely clean the Project site. Concrete and ceramic surfaces and carpets must be cleaned and washed. Resilient covering shall be cleaned, sealed and buffed per manufacturer's specifications. Woodwork shall be dusted and cleaned. Sash, fixtures and equipment shall be thoroughly cleaned. Stains, spots, dust marks and smears shall be removed from all surfaces. Hardware and all metal surfaces shall be cleaned and polished. Glass and plastic surfaces shall be thoroughly cleaned by professional window cleaners. All damaged, broken, or scratched glass or plastic shall be replaced by the Contractor at the Contractor's expense. $3.16 Access to Work The Contractor shall provide the Owner and Architect with access to the Work in preparation and progress wherever located. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. 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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 3.17 Royalties, Patents and Copyrights The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of copyrights and patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for defense or loss when a particular design, process, or product of a particular manufacturer or manufacturers is required by the Contract Documents, or where the copyright violations are contained in Drawings, Specifications, or other documents prepared by the Owner or Architect. However, if an infringement of a copyright or patent is discovered by, or made known to, the Contractor, the Contractor shall be responsible for the loss unless the information is promptly furnished to the Architect. § 3.18 Indemnification § 3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify, defend and hold harmless the Owner, and its officers, directors, principals, consultants, agents, employees and assigns (hereafter collectively referred to as the "Owner") for, from and against all claims, actions, damages, judgments, liability, losses, attorneys' fees and expenses arising out of, or resulting from, (i) performance of the Work described in the Contract Documents between Contractor and Owner, provided that such claim, action, damage, judgment, liability, loss, fee or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property, caused in whole, or, in part, by the negligent acts or omissions of the Contractor, its Contractors and Subcontractors or any person or enticy directly or indirectly employed by them to perform any part of the work which the Contractor has agreed to perform for the Owner as set forth in the Contract Documents, regardless of whether or not such bodily injury, sickness, disease or death, or injury to or destruction of tangible property, is caused in part by the negligent act or omission of a party indemnified hereunder, (ii) violation of or failure to comply with any law, statute, ordinance, rule regulation, code or requirement of a public authority that bears upon the performance of the Work by the Contractor, a Subcontractor, or any person or entity for whom either is responsible (iii) means, methods, procedure, techniques or sequences of execution or performance of the Work, and (iv) failure to secure and pay for permits, fees, approvals, license and inspections as required under the Contract Documents, or any violation of any permit or other approval ofa public authority applicable to the Work, by the Contractor, a Subcontractor or any person or entity for whom either is responsible. The Contractor's obligation to indemnify, defend and hold harmless the Owner for, from and against any such claim, action, damage, judgment, liability, loss, fee and expense extends to all situations where the negligent acts of the Contractor, its Subcontractors or any person or entity directly or indirectly employed by them to perform any part of the work which the Contractor has agreed to perform for the Owner as set forth in the Contract Documents, but only to the extent caused by the negligent acts of Contractor, its Subcontractors, or any other person performing Work under the Contract Documents. The Contractor's agreement to indemnify, defend and hold the Owner harmless from all claims, damages, losses,judgments, liability, fees and expenses arising from bodily injury, sickness, disease or death includes any and all claims involving the Contractor's own employees or the employees of its Contractors and Subcontractors; thus, only for purpose of this agreement to indemnify the Owner, the Contractor expressly agrees to waive any and all rights, immunities and protections it may otherwise have under all applicable workers' compensation statutes. The Contractor shall indemnify and hold harmless the Owner from and against any costs and expenses (including reasonable attorney's fees) incurred by the Owner in enforcing any of the Contractor's defense, indemnity, and hold-harmless obligations under this Contract. These indemnification provisions shall survive the termination or expiration of the Contract Documents and the Project. § 3.18.2 In claims against any person or entity indemnified under this Section 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them, or anyone for whose acts they may be liable, the indemnification obligation under Section 3.18.1 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for the Contractor or a Subcontractor under workers' compensation acts, disability benefit acts, or other employee benefit acts. ARTICLE 4 ARCHITECT § 4.1 General § 4.1.1 The Architect is the person or entity retained by the Owner pursuant to Section 2.3.2 and identified as such in the Agreement. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. 29 User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $4.1.2 Duties, responsibilities, and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified, or extended without written consent of the Owner, Contractor, and Architect. Consent shall not be unreasonably withheld. § 4.2 Administration of the Contract $4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents and will be an Owner's representative during construction until the date the Architect issues the final Certificate for Payment. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents. $4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction, or as otherwise agreed with the Owner, to become generally familiar with the progress and quality of the portion of the Work completed, and to determine in general if the Work observed is being performed in a manner indicating that the Work, when fully completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of the Work. The Architect will not have control over, charge of, or responsibility for the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents. $4.2.3 On the basis of the site visits, the Architect will keep the Owner reasonably informed about the progress and quality of the portion of the Work completed, and promptly report to the Owner (1) known deviations from the Contract Documents, (2) known deviations from the most recent construction schedule submitted by the Contractor, and (3) defects and deficiencies observed in the Work. The Architect will not be responsible for the Contractor's failure to perform the Work in accordance with the requirements of the Contract Documents. The Architect will not have control over or charge of, and will nor be responsible for acts or omissions of, the Contractor, Subcontractors, or their agents or employees, or any other persons or entities performing portions of the Work. $4.23.1 The Contractor shall reimburse the Owner for compensation paid to the Architect for additional site visits made necessary by the fault, neglect of the Contractor. § 4.2.4 Communications The Owner and Contractor shall include the Architect in all communications that relate to or affect the Architect's services or professional responsibilities. The Owner shall promptly notify the Architect of the substance of any direct communications between the Owner and the Contractor otherwise relating to the Project. Communications by and with the Architect's consultants shall be through the Architect. Communications by and with Subcontractors and suppliers shall be through the Contractor. Communications by and with Separate Contractors shall be through the Owner. The Contract Documents may specify other communication protocols. $4.2.5 Based on the Architect's evaluations of the Contractor's Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts. 64.2.6 The Architect has authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable, the Architect will have authority to require inspection or testing of the Work in accordance with Sections 13.4.2 and 13.4.3, whether or not the Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, suppliers, their agents or employees, or other persons or entities performing portions of the Work. $4.2.7 The Architect will review and approve, or take other appropriate action upon, the Contractor's submittals such as Shop Drawings, Product Data, and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect's action will be taken in accordance with the submittal schedule approved by the Architect or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To 3( report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect's review of the Contractor's submittals shall not relieve the Contractor of the obligations under Sections 3.3, 3.5, and 3.12. The Architect's review shall not constitute approval of safety precautions or of any construction means, methods, techniques, sequences, or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

§ 4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may order minor changes in the Work as provided in Section 7.4. The Architect will investigate and make determinations and recommendations regarding concealed and unknown conditions as provided in Section 3.7.4.

§ 4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion; issue Certificates of Substantial Completion pursuant to Section 9.8; receive and forward to the Owner, for the Owner's review and records, written warranties and related documents required by the Contract and assembled by the Contractor pursuant to Section 9.10; and issue a final Certificate for Payment pursuant to Section 9.10.

§ 4.2.10 If the Owner and Architect agree, the Architect will provide one or more Project representatives to assist in carrying out the Architect's responsibilities at the site. The Owner shall notify the Contractor of any change in the duties, responsibilities and limitations of authority of the Project representatives.

§ 4.2.11 The Architect will interpret and decide matters concerning performance under, and requirements of, the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

§ 4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of, and reasonably inferable from, the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either, and will not be liable for results of interpretations or decisions rendered in good faith.

§ 4.2.13 The Architect's and/or Owner's decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

§ 4.2.14 The Architect will review and respond to requests for information about the Contract Documents. The Architect's response to such requests will be made in writing within any time limits agreed upon or otherwise with reasonable promptness. If appropriate, the Architect will prepare and issue supplemental Drawings and Specifications in response to the requests for information.

ARTICLE 5 SUBCONTRACTORS

§ 5.1 Definitions

§ 5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term "Subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term "Subcontractor" does not include a Separate Contractor or the subcontractors of a Separate Contractor.

§ 5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term "Sub-subcontractor" is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

§ 5.2 Award of Subcontracts and Other Contracts for Portions of the Work

§ 5.2.1 Unless otherwise stated in the Contract Documents, the Contractor, as soon as practicable after award of the Contract, shall notify the Owner and Architect of the persons or entities proposed for each principal portion of the Work, including those who are to furnish materials or equipment fabricated to a special design. Within 14 days of receipt of the information, the Architect may notify the Contractor whether the Owner or the Architect (1) has

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 reasonable objection to any such proposed person or entity or (2) requires additional time for review. Failure of the Architect to provide notice within the 14-day period shall constitute notice of no reasonable objection. $5.2.1.1 Not later than thirty (30) days after the date of commencement of the Work, the Contractor shall furnish in writing to the Owner through the Architect the names of persons or entities proposed as manufacturers, fabricators or material suppliers for the products, equipment and systems identified in the General Requirements (Division I of the Specifications) and, where applicable, the name of the installing Subcontractor. $5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection. $5.2.3 1f the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. If the proposed but rejected Subcontractor was reasonably capable of performing the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute Subcontractor's Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required. $5.2.4 The Contractor shall not substitute a Subcontractor, person, or entity for one previously selected if the Owner or Architect makes reasonable objection to such substitution. $ 5.3 Subcontractual Relations By appropriate written agreement, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities, including the responsibility for safety of the Subcontractor's Work that the Contractor, by these Contract Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies, and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement that may be at variance with the Contract Documents. Subcontractors will similarly make copies of applicable portions of such documents available to their respective proposed Sub subcontractors. $ 5.4 Contingent Assignment of Subcontracts $ 5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner, provided that ..1 assignment is effective only after termination of the Contract by the Owner for cause pursuant to Section 14.2 and only for those subcontract agreements that the Owner accepts by notifying the Subcontractor and Contractor; ..2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract; and ..3 the Owner shall only be responsible for those obligations of the Contractor that accrue subsequent to the Owner's exercise of any rights under this conditional assignment except to the extent that Owner has not paid the Contractor under this Agreement for the Subcontractor's Work under the subcontract agreement provided that such Subcontractor Work was accepted by Owner, in which event the Owner shall be liable directly to the Subcontractor for such payment. Each subcontract agreement shall specifically provide such a limited obligation on the part ofOwner. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 32 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

When the Owner accepts the assignment of a subcontract agreement, the Owner assumes the Contractor's rights and obligations under the subcontract.

§ 5.4.2 Upon such assignment, if the Work has been suspended for more than 30 days, the Subcontractor's compensation shall be equitably adjusted for increases in cost resulting from the suspension.

§ 5.4.3 Upon assignment to the Owner under this Section 5.4, the Owner may further assign the subcontract to a successor contractor or other entity.

ARTICLE 6 CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

§ 6.1 Owner's Right to Perform Construction and to Award Separate Contracts

§ 6.1.1 The term "Separate Contractor(s)" shall mean other contractors retained by the Owner under separate agreements. The Owner reserves the right to perform construction or operations related to the Project with the Owner's own forces, and with Separate Contractors retained under Conditions of the Contract substantially similar to those of this Contract, including those provisions of the Conditions of the Contract related to insurance and waiver of subrogation.

§ 6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term "Contractor" in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

§ 6.1.3 The Owner shall provide for coordination of the activities of the Owner's own forces and of each Separate Contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with any Separate Contractors and the Owner in reviewing their construction schedules. The Contractor shall make any revisions to its construction schedule deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, Separate Contractors, and the Owner until subsequently revised.

§ 6.1.4 Intentionally omitted.

§ 6.2 Mutual Responsibility

§ 6.2.1 The Contractor shall afford the Owner and Separate Contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Contractor's construction and operations with theirs as required by the Contract Documents.

§ 6.2.2 If part of the Contractor's Work depends for proper execution or results upon construction or operations by the Owner or a Separate Contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly notify the Architect of apparent discrepancies or defects in the construction or operations by the Owner or Separate Contractor that would render it unsuitable for proper execution and results of the Contractor's Work. Failure of the Contractor to notify the Architect of apparent discrepancies or defects prior to proceeding with the Work shall constitute an acknowledgment that the Owner's or Separate Contractor's completed or partially completed construction is fit and proper to receive the Contractor's Work. The Contractor shall not be responsible for discrepancies or defects in the construction or operations by the Owner or Separate Contractor that are not apparent.

§ 6.2.3 The Contractor shall reimburse the Owner for costs the Owner incurs that are payable to a Separate Contractor because of the Contractor's delays, improperly timed activities or defective construction. The Owner shall be responsible to the Contractor for costs the Contractor incurs because of a Separate Contractor's delays, improperly timed activities, damage to the Work or defective construction.

§ 6.2.4 The Contractor shall promptly remedy damage that the Contractor wrongfully causes to completed or partially completed construction or to property of the Owner or Separate Contractor as provided in Section 10.2.5.

§ 6.2.5 The Owner and each Separate Contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Section 3.14.

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

§ 6.3 Owner's Right to Clean Up
If a dispute arises among the Contractor, Separate Contractors, and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and the Architect will allocate the cost among those responsible.

ARTICLE 7 CHANGES IN THE WORK
§ 7.1 General
§ 7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

§ 7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor, and Architect. A Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor. An order for a minor change in the Work may be issued by the Architect alone.

§ 7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents. The Contractor shall proceed promptly with changes in the Work, unless otherwise provided in the Change Order, Construction Change Directive, or order for a minor change in the Work.

§ 7.2 Change Orders
§ 7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor, and Architect stating their agreement upon all of the following:
- **.1** The change in the Work;
- **.2** The amount of the adjustment, if any, in the Contract Sum, inclusive of Section 4.6 of the A101 Agreement; and
- **.3** The extent of the adjustment, if any, in the Contract Time.

§ 7.2.2 Intentionally omitted.

§ 7.2.3 For all Change Orders, the Contractor shall provide adequate supporting data listing costs of labor and materials and a description of the change in the Work.

§ 7.3 Construction Change Directives
§ 7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work prior to agreement on adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions, or other revisions, the Contract Sum and Contract Time being adjusted accordingly.

§ 7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

§ 7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods as agreed upon by the parties:
- **.1** Mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;
- **.2** Unit prices stated in the Contract Documents or subsequently agreed upon;
- **.3** Cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or
- **.4** As provided in Section 4.6 of the A101 Agreement.

§ 7.3.4 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the Architect shall determine the adjustment on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, an amount for overhead

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 and profit as set forth in the Agreement, or if no such amount is set forth in the Agreement, a reasonable amount. In such case, and also under Section 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Section 7.3.4 shall be limited to the following: ..1 Costs of labor, including applicable payroll taxes, fringe benefits required by agreement or custom, workers' compensation insurance, and other employee costs approved by the Architect; ..2 Costs of materials, supplies, and equipment, including cost of transportation, whether incorporated or consumed; ..3 Reasonable rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others; ..4 Costs of premiums for all bonds and insurance, permit fees, and sales, use, or similar taxes, directly related to the change; and ..5 Reasonable additional costs of supervision and field office personnel directly attributable to the change. § 7.3.5 If the Contractor disagrees with the adjustment in the Contract Time, the Contractor may make a Claim in accordance with applicable provisions of Article I5, § 7.3.6 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor's agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustment in the Contract Sum or Contract Time. § 7.3.7 A Construction Change Directive signed by the Contractor indicates the Contractor's agreement therewith, including adjustment in Contract Sum and Contract Time or the method for detennining them. Such agreement shall be effective immediately and shall be recorded as a Change Order. § 7.3.8 The amount of credit to be allowed by the Contractor to the Owner for a deletion or change that results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change. § 7.3.9 Pending final determination of the total cost ofa Construction Change Directive to the Owner, the Contractor may request payment for Work completed under the Construction Change Directive in Applications for Payment. The Architect will make an interim determination for purposes of monthly certification for payment for those costs and certify for payment the amount that the Architect determines, in the Architect's professional judgment, to be reasonably justified. The Architect's interim detennination of cost shall adjust the Contract Sum on the same basis as a Change Order, subject to the right of either party to disagree and assert a Claim in accordance with Article 15. § 7.3.10 When the Owner and Contractor agree with a determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and the Architect will prepare a Change Order. Change Orders may be issued for all or any part of a Construction Change Directive. $7.4 Minor Changes in the Work The Architect may order minor changes in the Work that are consistent with the intent of the Contract Documents and do not involve an adjustment in the Contract Sum or an extension of the Contract Time. The Architect's order for minor changes shall be in writing. If the Contractor believes that the proposed minor change in the Work will affect the Contract Sum or Contract Time, the Contractor shall notify the Architect and shall not proceed to implement the change in the Work. If the Contractor performs the Work set forth in the Architect's order for a minor change without prior notice to the Architect that such change will affect the Contract Sum or Contract Time, the Contractor waives any adjustment to the Contract Sum or extension of the Contract Time. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 3A (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 ARTICLE 8 TIME $ 8.1 Definitions $8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work. $8.1.2 The date of commencement of the Work is the date established in the Agreement. $8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Section 9.8. $8.1.4 The term "day" as used in the Contract Documents shall mean calendar day unless otherwise specifically defined. $ 8.2Progress and Completion $8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement, the Contractor confirms that the Contract Time is a reasonable period for performing the Work. $8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, commence the Work prior to the effective date of insurance required to be furnished by the Contractor and Owner. $8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time. $ 8.3 Delays and Extensions of Time $8.3.1 If the Contractor is delayed at any time in the commencement or progress of the Work by (I) an act or neglect of the Owner or Architect, of an employee of either, or of a Separate Contractor; (2) by changes ordered in the Work; (3) by labor disputes, fire, unusual delay in deliveries, unavoidable casualties, adverse weather conditions documented in accordance with Section 15.1.6.2, or other causes beyond the Contractor's control, including but not limited to epidemics or pandemics, such as COVID-19; (4) by delay authorized by the Owner pending mediation and binding dispute resolution; or (5) by other causes that the Contractor asserts, and the Architect determines, justify delay, then the Contract Time shall be extended for such reasonable time as the Architect may determine. $8.3.2 Claims relating to time whether for extension of the Contract Time or payment of Contractor's expenses shall be handled as a Change Order and if the parties cannot agree upon a Change Order then shall be made in accordance with applicable provisions of Article I5. ARTICLE 9 PAYMENTS AND COMPLETION $ 9.1 Contract Sum $9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents. $9.1.2 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are materially changed so that application of such unit prices to the actual quantities causes substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted. $ 9.2 Schedule of Values Where the Contract is based on a stipulated sum or Guaranteed Maximum Price, the Contractor shall submit a schedule of values to the Architect before the first Application for Payment, allocating the entire Contract Sum to the various portions of the Work. The schedule of values shall be prepared in the fonn, and supported by the data to substantiate its accuracy, required by the Architect. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment. Any changes to the schedule of values shall be submitted to the Architect and supported by such data to substantiate its accuracy as the Architect may require, and unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's subsequent Applications for Payment. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 36 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 9.3 Applications for Payment &9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment prepared in accordance with the schedule of values, if required under Section 9.2, for completed portions of the Work. The application shall be notarized, if required, and supported by all data substantiating the Contractor's right to payment that the Owner or Architect require, such as copies of requisitions, and releases and waivers of liens from Subcontractors and suppliers, and shall reflect retainage if provided for in the Contract Documents. The form of Application for Payment, duly notarized, shall be a current authorized edition of AIA Document G702, Application and Certificate for Payment, supported by a current authorized edition of AIA Document G703, Continuation Sheet. § 9.3.1.1 As provided in Section 7.3.9, such applications may include requests for payment on account of changes in the Work that have been properly authorized by Construction Change Directives, or by interim determinations of the Architect, but not yet included in Change Orders. $9.3.1.2 Applications for Payment shall not include requests for payment for portions of the Work for which the Contractor does not intend to pay a Subcontractor or supplier, unless such Work has been performed by others whom the Contractor intends to pay. $9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner's title to such materials and equipment or otherwise protect the Owner's interest, and shall include the reasonable costs of applicable insurance, storage, and transportation to the site, for such materials and equipment stored off the site, provided however that Owner shall approve of any such costs in writing in advance. $9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner by the receipt of payment by the Contractor ("Transfer of Title"), free and clean of all liens, claims, security interests or encumbrances, hereinafter referred to in this Article 9 as "liens." The Contractor further agrees that the submission of an Application for The risk of loss is transferred to Owner at the same time as the Transfer of Title. $9.3.4 Each Application for Payment shall be accompanied by duly executed releases and waivers of liens for any amounts included in the previous month's Application for Payment establishing payment or satisfaction of all obligations of the Contractor to its Contractors and material suppliers, as well satisfaction of all payments of the Contractors to the Subcontractors, using the forms reasonably agreed upon by the parties. The Contractor shall pay all Contractors and material suppliers on a timely basis so as to avoid any claims or liens against the Owner, the Project or the Project site. Contractor shall provide a list of all Contractors, Subcontractors and materialmen performing Work on the Project. $9.3.5 Each Application for Payment or periodic estimate requesting payment shall be accompanied by (i) a release of liens from the Contractor and each Contractor, Subcontractor and material suppliers or (ii) a certificate from the Contractor and each Contractor and Subcontractor stating that the they have been paid all amounts due the on the basis of the previous periodic payment to them, or else stating the amount not so paid and the reason for the discrepancy. In the event of any such discrepancy, the Contractor shall furnish the Contractor's own written explanation to the Owner. Such waiver or certificate shall be in a form acceptable to the Owner. $9.3.6 Contractor hereby agrees to defend, indemnify and hold harmless Owner, at the Contractor's sole expense, against any actions, lawsuits, or proceedings brought against the Owner as a result of liens filed against the Work, the site of any of the Work, the Project Site and any improvements thereon, as a result of the failure of the Contractor, or its Contractors or Subcontractors to pay for any services, materials, labor, equipment, taxes or other items or obligations furnished or incurred for or in connection with the Work where Owner has paid for said services, materials, labor, equipment, taxes or other items or obligations. The Contractor shall indemnify or reimburse the Owner for any and all sums, including attorney's fees and costs, which may be incurred as the result of such claims. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: '37 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

§ 9.3.7 Owner and Owner's lender reserve the right in their sole, respective discretion to pay directly any Contractors, Subcontractors or material suppliers in the event that Owner and/or Owner's lender receives a notice from a Contractor, Subcontractor or material supplier that it has not been paid for materials, labor, equipment, taxes or other items or obligations furnished or incurred for or in connection with the Work after 10 days notice to Contractor and an opportunity to cure or rebut the claim. In no event shall Owner be liable to Contractor for making said direct payment.

§ 9.4 Certificates for Payment

§ 9.4.1 The Architect will, within seven days after receipt of the Contractor's Application for Payment, either (1) issue to the Owner a Certificate for Payment in the full amount of the Application for Payment, with a copy to the Contractor; or (2) issue to the Owner a Certificate for Payment for such amount as the Architect determines is properly due, and notify the Contractor and Owner of the Architect's reasons for withholding certification in part as provided in Section 9.5.1; or (3) withhold certification of the entire Application for Payment, and notify the Contractor and Owner of the Architect's reason for withholding certification in whole as provided in Section 9.5.1.

§ 9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect's evaluation of the Work and the data in the Application for Payment, that, to the best of the Architect's knowledge, information, and belief, the Work has progressed to the point indicated, the quality of the Work is in accordance with the Contract Documents, and that the Contractor is entitled to payment in the amount certified. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to correction of minor deviations from the Contract Documents prior to completion, and to specific qualifications expressed by the Architect. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work; (2) reviewed construction means, methods, techniques, sequences, or procedures; (3) reviewed copies of requisitions received from Subcontractors and suppliers and other data requested by the Owner to substantiate the Contractor's right to payment; or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

§ 9.5 Decisions to Withhold Certification

§ 9.5.1 The Architect may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect's opinion the representations to the Owner required by Section 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Section 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect's opinion to protect the Owner from loss for which the Contractor is responsible, including loss resulting from acts and omissions described in Section 3.3.2, because of

- **.1** defective Work not remedied;
- **.2** third party claims filed or reasonable evidence indicating probable filing of such claims, unless security acceptable to the Owner is provided by the Contractor;
- **.3** failure of the Contractor to make payments properly to Subcontractors or suppliers for labor, materials or equipment;
- **.4** reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;
- **.5** damage to the Owner or a Separate Contractor;
- **.6** reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay;
- **.7** repeated failure to carry out the Work in accordance with the Contract Documents;
- **.8** a lien or attachment is filed contrary against the Owner, Project, or Project site or a lien notice is given to Owner or Owner's lender to the extent Owner has paid for the Work giving rise to the claim; or
- **.9** failure of mechanical trade or electrical trade subcontractors to comply with mandatory requirements for maintaining record drawings. The Contractor shall check record drawings each month.

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $9.5.2 When either party disputes the Architect's decision regarding a Certificate for Payment under Section 9.5.1, in whole or in part, that party may submit a Claim in accordance with Article 15, $9.5.3 When the reasons for withholding certification are removed, certification will be made for amounts previously withheld. $9.5.4 If the Architect withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Contractor and to any Subcontractor or supplier to whom the Contractor failed to make payment for Work properly performed or material or equipment suitably delivered. If the Owner makes payments by joint check, the Owner shall notify the Architect and the Contractor shall reflect such payment on its next Application for Payment. $9.5.5 Intentionally omitted. $9.6Progress Payments $9.6.1 After the Architect has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect. $9.6.2 The Contractor shall pay each Subcontractor, no later than seven days after receipt of payment from the Owner, the amount to which the Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of the Subcontractor's portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in a similar manner. $9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor. $9.6.4 The Owner has the right to request written evidence from the Contractor that the Contractor has properly paid Subcontractors and suppliers amounts paid by the Owner to the Contractor for subcontracted Work. If the Contractor fails to furnish such evidence within seven days, the Owner shall have the right to contact Subcontractors and suppliers to ascertain whether they have been properly paid. Neither the Owner nor Architect shall have an obligation to pay, or to see to the payment of money to, a Subcontractor or supplier, except as may otherwise be required by law. $9.6.5 The Contractor's payments to suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4. $9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents. § 9.6.7 Unless the Contractor provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Contractor for Work properly performed by Subcontractors or provided by suppliers shall be held by the Contractor for those Subcontractors or suppliers who performed Work or furnished materials, or both, under contract with the Contractor for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Contractor, create any fiduciary liability or tort liability on the part of the Contractor for breach of trust, or entitle any person or entity to an award of punitive damages against the Contractor for breach of the requirements of this provision. § 9.6.8 Provided the Owner has fulfilled its payment obligations under the Contract Documents, the Contractor shall defend and indemnify the Owner from all loss, liability, damage or expense, including reasonable attorney's fees and litigation expenses, arising out of any lien claim or other claim for payment by any Subcontractor or supplier of any tier. Upon receipt of notice of a lien claim or other claim for payment, the Owner shall notify the Contractor. If AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. 39 User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 approved by the applicable court, when required, the Contractor may substitute a surety bond for the property against which the lien or other claim for payment has been asserted. $9.7 Failure of Payment If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor's Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents, the amount certified by the Architect or awarded by binding dispute resolution, then the Contractor may, upon seven additional days' notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable costs of shutdown, delay and start up, plus interest as provided for in the Contract Documents. § 9.8 Substantial Completion § 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work for its intended use and only minor items which can be corrected or completed without any material interference with the Owner's use of the Work remaining to be corrected or completed; provided however, that as a condition precedent to Substantial Completion, the Owner has received all certificates of occupancy and any other permits, approvals, licenses, and other documents from any governmental authority having jurisdiction thereof necessary for the beneficial occupancy ofthe Project, excepting such certifications that are required for the Owner's business, and not related to the Work, or within the control of Owner. $9.8.2 When the Contractor considers that the Work, or a portion thereof designed in the Contract Documents for separate completion, is substantially complete and the premises comply with Section 3.15, the Contractor shall submit to the Owner (I) a list of items to be completed or corrected, (2) a blanket warranty for the Work issued by Contractor pending delivery of all special warranties required by the Contract Documents to be delivered on or before Final Completion, endorsed by the Contract and in a form reasonably acceptable to the Architect, and (3) the permits and certificates referred to in Section 13.4.4. The failure to include any items on the list mentioned in the preceding sentence does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. § 9.8.3 Upon receipt of the Contractor's list, the Architect will make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Architect's inspection discloses any item, whether or not included on the Contractor's list, which is not sufficiently complete in accordance with the Contract Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. In such case, the Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. $9.8.4 When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion that shall establish the date of Substantial Completion; establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. $9.8.5 The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in the Certificate. Upon such acceptance, and consent of surety if any, the Owner shall make payment sufficient to increase the total payments to ninety eight percent (98%) of the Contract Sum, less such amounts as the Owner shall determine for incomplete Work and unsettled claims. § 9.9 Partial Occupancy or Use § 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on A( 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Section 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect. &9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor, and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work. &9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents. $ 9.10 Final Completion and Final Payment $9.10.1 Upon receipt of the Contractor's notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection. When the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect's knowledge, information and belief, and on the basis of the Architect's on-site visits and inspections, the Work has been completed in accordance with the Contract Documents and that the entire balance found to be due the Contractor and noted in the final Certificate is due and payable. The Architect's final Certificate for Payment will constitute a further representation that conditions listed in Section 9.10.2 as precedent to the Contractor's being entitled to final payment have been fulfilled. § 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (I) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner's property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect, (3) a written statement that the Contractor knows of no reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment, (5) documentation of any special warranties, such as manufacturers' warranties or specific Subcontractor warranties, (6) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts and releases and waivers of liens, claims, security interests, or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner, (7) data establishing payment or satisfaction of obligations, such as receipts, or releases and waivers of liens, claims, security interests, or encumbrances, arising out of the Contract, to the extent and in such form as may be designated by the Owner; (8) permits, approvals, and/or certificates of occupancy by the governmental agencies or authorities having jurisdiction over the Project to permit the use and occupancy of the Project, have been delivered by the Contractor, excluding such permits, approvals, or certificates may include a condition relating to Owner's satisfaction of conditions relating to its operation of the Project; and (9) a list of all Contractors, Subcontractors, and materialman providing labor and supplies for the Project. If a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien, claim, security interest, or encumbrance. lfa lien, claim, security interest, or encumbrance remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging the lien, claim, security interest, or encumbrance, including all costs and reasonable attorneys' fees. § 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed, corrected, and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The 4f American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Documents, and if bonds have been furnished, the written consent of the surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of Claims. $9,10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from ..1 liens, Claims, security interests, or encumbrances arising out of the Contract and unsettled; ..2 failure of the Work to comply with the requirements of the Contract Documents; ..3 terms of special warranties required by the Contract Documents; or ..4 audits performed by the Owner, if permitted by the Contract Documents, after final payment. § 9.10.5 Acceptance of final payment by the Contractor, a Subcontractor, or a supplier, shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY § 10.1 Safety Precautions and Programs The Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Contract. $ 10.2 Safety of Persons and Property $ 10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury, or loss to ..1 employees on the Work and other persons who may be affected thereby including Owner, visitors and occupants of the facilities located at the Project site and Owner and its visitors and occupants of the facilities shall comply with job site safety protocols as set forth in accordance with Section 10.2.6; ..2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody, or control of the Contractor, a Subcontractor, or a Sub-subcontractor; ..3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, structures, and utilities not designated for removal, relocation, or replacement in the course of construction; and ..4 any property of the Owner, whether or not forming a part of the Work, located at the site or adjacent thereto in areas to which the Contractor has access. § 10.2.2 The Contractor shall comply with, and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, bearing on safety of persons or property or their protection from damage, injury, or loss. § 10.2.3 The Contractor shall implement, erect, and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards; promulgating safety regulations; and notifying the owners and users of adjacent sites and utilities of the safeguards. The Contractor shall also be responsible, at the Contractor's sole cost and expense, for all measures necessary to protect any property adjacent to the Project and improvements therein. Any damage to such property or improvements shall be promptly repaired by the Contractor. § 10.2.4 When use or storage of explosives or other hazardous materials or equipment, or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel. § 10.2.5 The Contractor shall promptly remedy damage and loss ( other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Sections 10.2.1.2 and 10.2.1.3. The Contractor may make a Claim for the cost to remedy the damage or loss to the extent such damage or loss is attributable to acts or omissions of the Owner or Architect or anyone directly or AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: 42 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor's obligations under Section 3.18. $ 10.2.6 The Contractor shall designate a responsible member of the Contractor's organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor's superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect. Contractor shall provide evidence of a structured safety program that Contractor follows. $10.2.7 The Contractor shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition. § 10.2.8 Injury or Damage to Person or Property If either party suffers injury or damage to person or property because of an act or omission of the other party, or of others for whose acts such party is legally responsible, notice of the injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 2l days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter. &10.2.9 The Contractor shall provide and maintain in good operating condition suitable and adequate fire protection equipment and services, and shall comply with all reasonable recommendations regarding fire protection made by the representatives of the fire insurance company carrying insurance on the Work or by the local fire chief or fire marshal. The area within the site limits shall be kept orderly and clean, and all combustible rubbish shall be promptly removed from the site. § 10.2.10 The Contractor shall at all times protect excavations, trenches, buildings and materials from rain water, ground water, ice, snow, back-up or leakage of sewers, drains, or other piping, and from water of any other origin and shall remove promptly any accumulation of water. The Contractor shall provide and operate all pumps, piping and other equipment necessary to this end to the extent reasonably practical. &10.2.11 The Contractor shall remove snow or ice which might result in damage or delay only within the disturbance limits of the Project, excluding areas controlled by Owner. $ 10.2.12 During the progress of the Work and at all times prior to the date of Substantial Completion or occupancy by the Owner, whichever is earlier, the Contractor shall provide temporary heat, ventilation, and enclosure, adequate to permit the Work to proceed in a timely fashion, and to prevent damage to completed Work or Work in progress, or to materials stored on the premises. The permanent heating, ventilation and distribution systems may be used for these purposes when available unless otherwise provided in the Contract Documents. The use of the permanent heating system for temporary heat shall be subject to the prior written approval of the Owner. $10.2.13 When all or a portion of the Work is suspended for any reason, the Contractor shall securely fasten down all coverings and protect the Work, as necessary, from injury or damage. $ 10.2.14 The Contractor shall immediately report in writing to the Owner all accidents arising out of or in connection with the Work that cause death, personal injury, or property damage, giving full details and statements of any witnesses. In addition, if death, serious personal injuries or serious damages are caused, the accident shall be reported immediately by telephone or messenger to the Owner. $ 10.3 Hazardous Materials and Substances $10.3.1 The Contractor is responsible for compliance with any requirements included in the Contract Documents regarding hazardous materials or substances. If the Contractor encounters a hazardous material or substance not addressed in the Contract Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Contractor, the Contractor shall, upon recognizing the condition, immediately stop Work in the affected area and notify the Owner and Architect of the condition. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To A3 report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 10.3.2 Upon receipt of the Contractor's notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Contractor and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Contractor and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of the material or substance or who are to perform the task of removal or safe containment of the material or substance. The Contractor and the Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the persons or entities proposed by the Owner. If either the Contractor or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Contractor and the Architect have no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Contractor. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor's reasonable additional costs of shutdown, delay, and start-up. The term "rendered harmless" shall be interpreted to mean that the levels of asbestos, PCBs or other hazardous materials or substances are less than any exposure standards set forth in OSHA regulations or other applicable federal or local environmental laws or regulations. In no event shall Owner have any responsibility for any substance or material that is brought to the Project Site by the Contractor, any Subcontractor, any sub-subcontractor, any material supplier, or any entity for whom any of them is responsible, and such party bringing such substance or material shall be fully responsible for the clean-up thereof and liable for any damages caused thereby. The Contractor agrees not to use any fill or other materials to be incorporated into the Work that are hazardous, toxic or made of any items that are hazardous or toxic. § 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Subcontractors, Architect, Architect's consultants, and agents and employees of any of them from and against claims, damages, losses, and expenses, including but not limited to reasonable attorneys' fees, arising out of or resulting from performance of the Work in the affected area ifin fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss, or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself), except to the extent that such damage, loss, or expense is due to the fault or negligence of the party seeking indemnity. § 10.3.4 The Owner shall not be responsible under this Section 10.3 for hazardous materials or substances the Contractor brings to the site unless such materials or substances are required by the Contract Documents. The Owner shall be responsible for hazardous materials or substances required by the Contract Documents, except to the extent of the Contractor's fault or negligence in the use and handling of such materials or substances. § 10.3.5 The Contractor shall reimburse the Owner for the cost and expense the Owner incurs (1) for remediation of hazardous materials or substances the Contractor brings to the site and negligently handles, or (2) where the Contractor fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner's fault or negligence. $10.3.6 If, without negligence on the part of the Contractor, the Contractor is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Contract Documents, the Owner shall reimburse the Contractor for all cost and expense thereby incurred. § 10.3.7 Use and Storage of Hazardous Materials: Use and storage of propane gas, refrigerants and other hazardous materials shall be subject to the latest codes and regulations of the state and local municipalities and of OSHA. Unless more restrictive provisions are required elsewhere in the Contract Documents or pursuant to law or regulations, when use or storage of explosives or other hazardous materials or equipment, or unusual methods, are necessary, the Contractor shall give the Owner reasonable advance notice in writing of the Contractor's means, methods, techniques, sequences and procedures proposed for the explosives or hazardous materials for Owner's prior written approval which shall not be unreasonably withheld. Owner shall be entitled to rely on Contractor's information regarding the means, methods, techniques, sequences and procedures, and Contractor shall be fully and solely responsible for the means, methods, techniques, sequences and procedures with respect to explosives and hazardous materials. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The A4 American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 10.3.8 The Contractor shall comply with all federal, state and local safety and health statutes related to the protection of employees and property of the Owner. $ 10.4 Emergencies In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor's discretion, to prevent threatened damage, injury, or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Article I5 and Article 7. &10.4.1 When use or storage of explosives, or other hazardous materials, substances or equipment, or unusual methods are necessary for execution of the Work, the Contractor shall give the Owner reasonable advance notice. $10.4.2 If the Contract Documents require the Contractor to handle materials or substances that under certain circumstances may be designated as hazardous, the Contractor shall handle such materials in an appropriate manner. ARTICLE 11 INSURANCE AND BONDS § 11.1 Contractor's Insurance and Bonds $11.1.1 The Contractor shall purchase and maintain insurance of the types and limits of liability, containing the endorsements, and subject to the terms and conditions, as described in the Agreement or elsewhere in the Contract Documents. The Contractor shall purchase and maintain the required insurance from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located. The Owner, Architect, and Architect's consultants shall be named as additional insureds under the Contractor's commercial general liability policy or as otherwise described in the Contract Documents. &11.1.2 The Contractor shall provide surety bonds of the types, for such penal sums, and subject to such terms and conditions as required by the Contract Documents. The Contractor shall purchase and maintain the required bonds from a company or companies lawfully authorized to issue surety bonds in the jurisdiction where the Project is located. § 11.1.3 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall authorize a copy to be furnished. $ 11.1.4 Notice of Cancellation or Expiration of Contractor's Required Insurance. Within three (3) business days of the date the Contractor becomes aware of an impending or actual cancellation or expiration of any insurance required by the Contract Documents, the Contractor shall provide notice to the Owner of such impending or actual cancellation or expiration. Upon receipt of notice from the Contractor, the Owner shall, unless the lapse in coverage arises from an act or omission of the Owner, have the right to stop the Work until the lapse in coverage has been cured by the procurement of replacement coverage by the Contractor. The furnishing of notice by the Contractor shall not relieve the Contractor of any contractual obligation to provide any required coverage. § 11.2 Owner's Insurance § 11.2.1 The Owner shall purchase and maintain insurance of the types and limits of liability, containing the endorsements, and subject to the terms and conditions, as described in the Agreement or elsewhere in the Contract Documents. The Owner shall purchase and maintain the required insurance from an insurance company or insurance companies lawfully authorized to issue insurance in the jurisdiction where the Project is located. $ 11.2.2 Failure to Purchase Required Property Insurance. lfthe Owner fails to purchase and maintain the required property insurance, with all of the coverages and in the amounts described in the Agreement or elsewhere in the Contract Documents, the Owner shall inform the Contractor in writing prior to commencement of the Work. Upon receipt of notice from the Owner, the Contractor may delay commencement of the Work and may obtain insurance that will protect the interests of the Contractor, Subcontractors, and Sub-Subcontractors in the Work. When the failure to provide coverage has been cured or resolved, the Contract Sum and Contract Time shall be equitably adjusted. In the event the Owner fails to procure coverage, the Owner waives all rights against the Contractor, Subcontractors, and Sub-subcontractors to the extent the loss to the Owner would have been covered by the insurance to have been procured by the Owner. The cost of the insurance shall be charged to the Owner by a Change AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To AS report copyright violations, e-mail docinfo@aiacontracts.com. 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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF76BFA7

Order. If the Owner does not provide written notice, and the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain the required insurance, the Owner shall reimburse the Contractor for all reasonable costs and damages attributable thereto.

§ 11.2.3 Notice of Cancellation or Expiration of Owner's Required Property Insurance. Within three (3) business days of the date the Owner becomes aware of an impending or actual cancellation or expiration of any property insurance required by the Contract Documents, the Owner shall provide notice to the Contractor of such impending or actual cancellation or expiration. Unless the lapse in coverage arises from an act or omission of the Contractor: (1) the Contractor, upon receipt of notice from the Owner, shall have the right to stop the Work until the lapse in coverage has been cured by the procurement of replacement coverage by either the Owner or the Contractor; (2) the Contract Time and Contract Sum shall be equitably adjusted; and (3) the Owner waives all rights against the Contractor, Subcontractors, and Sub-subcontractors to the extent any loss to the Owner would have been covered by the insurance had it not expired or been cancelled. If the Contractor purchases replacement coverage, the cost of the insurance shall be charged to the Owner by an appropriate Change Order. The furnishing of notice by the Owner shall not relieve the Owner of any contractual obligation to provide required insurance.

§ 11.3 Waivers of Subrogation
§ 11.3.1 The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents, and employees, each of the other; (2) the Architect and Architect's consultants; and (3) Separate Contractors, if any, and any of their subcontractors, sub-subcontractors, agents, and employees, for damages caused by fire, or other causes of loss, to the extent those losses are covered by property insurance required by the Agreement or other property insurance applicable to the Project, except such rights as they have to proceeds of such insurance. The Owner or Contractor, as appropriate, shall require similar written waivers in favor of the individuals and entities identified above from the Architect, Architect's consultants, Separate Contractors, subcontractors, and sub-subcontractors. The policies of insurance purchased and maintained by each person or entity agreeing to waive claims pursuant to this section 11.3.1 shall not prohibit this waiver of subrogation. This waiver of subrogation shall be effective as to a person or entity (1) even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, (2) even though that person or entity did not pay the insurance premium directly or indirectly, or (3) whether or not the person or entity had an insurable interest in the damaged property.

§ 11.3.2 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, to the extent permissible by such policies, the Owner waives all rights in accordance with the terms of Section 11.3.1 for damages caused by fire or other causes of loss covered by this separate property insurance.

§ 11.4 Loss of Use, Business Interruption, and Delay in Completion Insurance
The Owner, at the Owner's option, may purchase and maintain insurance that will protect the Owner against loss of use of the Owner's property, or the inability to conduct normal operations, due to fire or other causes of loss. The Owner waives all rights of action against the Contractor and Architect for loss of use of the Owner's property, due to fire or other hazards however caused.

§11.5 Adjustment and Settlement of Insured Loss
§ 11.5.1 A loss insured under the property insurance required by the Agreement shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section 11.5.2. The Owner shall pay the Architect and Contractor their just shares of insurance proceeds received by the Owner, and by appropriate agreements the Architect and Contractor shall make payments to their consultants and Subcontractors in similar manner.

§ 11.5.2 Prior to settlement of an insured loss, the Owner shall notify the Contractor of the terms of the proposed settlement as well as the proposed allocation of the insurance proceeds. The Contractor shall have 14 days from receipt of notice to object to the proposed settlement or allocation of the proceeds. If the Contractor does not object, the Owner shall settle the loss and the Contractor shall be bound by the settlement and allocation. Upon receipt, the

AIA Document A201 – 2017. Copyright © 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017. All rights reserved. "The American Institute of Architects," "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15:38:33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com.
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46

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Owner shall deposit the insurance proceeds in a separate account and make the appropriate distributions. Thereafter, if no other agreement is made or the Owner does not terminate the Contract for convenience, the Owner and Contractor shall execute a Change Order for reconstruction of the damaged or destroyed Work in the amount allocated for that purpose. If the Contractor timely objects to either the terms of the proposed settlement or the allocation of the proceeds, the Owner may proceed to settle the insured loss, and any dispute between the Owner and Contractor arising out of the settlement or allocation of the proceeds shall be resolved pursuant to Article 15, Pending resolution of any dispute, the Owner may issue a Construction Change Directive for the reconstruction of the damaged or destroyed Work. ARTICLE 12 UNCOVERING AND CORRECTION OF WORK § 12.1 Uncovering of Work $12.1.1 1 a portion of the Work is covered contrary to the Architect's request or to requirements specifically expressed in the Contract Documents, it must, if requested in writing by the Architect, be uncovered for the Architect's examination and be replaced at the Contractor's expense without change in the Contract Time. § 12.1.2 If a portion of the Work has been covered that the Architect has not specifically requested to examine prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, the Contractor shall be entitled to an equitable adjustment to the Contract Sum and Contract Time as may be appropriate. If such Work is not in accordance with the Contract Documents, the costs of uncovering the Work, and the cost of correction, shall be at the Contractor's expense. § 12.2 Correction of Work § 12.2.1 Before Substantial Completion The Contractor shall promptly correct Work rejected by the Architect or failing to confonn to the requirements of the Contract Documents, discovered before Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for the Architect's services and expenses made necessary thereby, shall be at the Contractor's expense. § 12.2.1.1 Ifthe Contractor fails to correct nonconfonning Work as required or fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner's right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Contractor or other persons or entities. § 12.2.1.2 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven (7) days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Contractor and, seven (7) days following receipt by the Contractor of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor, the costs of correcting such deficiencies. If the payments then or thereafter due the Contractor are not sufficient to cover the amount of the deduction, the Contractor shall pay the difference to the Owner. Such action by the Owner shall be subject to dispute resolution procedures as provided in Article 14. § 12.2.2 After Substantial Completion § 12.2.2.1 In addition to the Contractor's obligations under Section 3.5, if, within one year after the date of Substantial Completion of the Work or designated portion thereof or after the date for commencement of warranties established under Section 9.9.1, or by tenns of any applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of notice from the Owner to do so, unless the Owner has previously given the Contractor a written acceptance of such condition. The Owner shall give such notice reasonably promptly after discovery of the condition. During the one-year period for correction of Work, if the Owner fails to notify the Contractor and give the Contractor an opportunity to make the correction, the Owner waives the rights to require correction by the Contractor and to make a claim for breach of warranty except to the extent that there is a warranty AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The A7 American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. 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Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 period for materials and labor that are written specially to extend beyond a year. If the Contractor fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the Owner or Architect, the Owner may correct it in accordance with Section 2.5, $12.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual completion of that portion of the Work. $12.2.2.3 The one-year period for correction of Work shall not be extended by corrective Work performed by the Contractor pursuant to this Section 12.2. $12.2.3 The Contractor shall remove from the site portions of the Work that are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner. $12.2.4 The Contractor shall bear the cost of correcting destroyed or damaged construction of the Owner or Separate Contractors, whether completed or partially completed, caused by the Contractor's correction or removal of Work that is not in accordance with the requirements of the Contract Documents. $12.2.5 Nothing contained in this Section 12.2 shall be construed to establish a period of limitation with respect to other obligations the Contractor has under the Contract Documents. Establishment of the one-year period for correction of Work as described in Section 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to the Contractor's obligations other than specifically to correct the Work. $ 12.3 Acceptance of Nonconforming Work If the Owner prefers to accept Work that is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made. ARTICLE 13 MISCELLANEOUS PROVISIONS § 13.1 Governing Law The Contract shall be governed by the law of the place where the Project is located, excluding that jurisdiction's choice of law rules. Ifthe parties have selected arbitration as the method ofbinding dispute resolution, the Federal Arbitration Act shall govern Section 15.4. The Contractor agrees that, unless otherwise provided in the Agreement, the state and federal courts in the state or commonwealth and in the county or circuit in which the Project is located shall have exclusive jurisdiction to resolve any dispute, which may arise out of, or in connection with, the Agreement and that accordingly any proceeding, suit or legal action arising out of, or in connection with the Agreement shall be brought in such courts. Each party consents to the personal jurisdiction of the state and federal courts in the state or commonwealth in which the Project is located and waives any right it may have to a trial by jury in any such proceeding, suit or legal action. § 13.2 Successors and Assigns § 13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns, and legal representatives to the covenants, agreements, and obligations contained in the Contract Documents. Except as provided herein, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract. § 13.2.2 Intentionally omitted. § 13.2.3 No individual or corporate general partner of Owner, nor any officer, director, employee or other agent of the same shall have any personal liability in connection with this Contract, except for willful misconduct or fraud. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: A9 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 13.3 Rights and Remedies $ 13.3.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights, and remedies otherwise imposed or available bylaw. $ 13.3.2 No action or failure to act by the Owner, Architect, or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed upon in writing. $ 13.4 Tests and Inspections $13.4.1 Tests, inspections, and approvals of portions of the Work shall be made as required by the Contract Documents and by applicable laws, statutes, ordinances, codes, rules, and regulations or lawful orders of public authorities. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections, and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections, and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so that the Architect may be present for such procedures. The Owner shall bear costs of tests, inspections, or approvals that do not become requirements until after bids are received or negotiations concluded. The Owner shall directly arrange and pay for tests, inspections, or approvals where building codes or applicable laws or regulations so require. § 13.4.2 If the Architect, Owner, or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection, or approval not included under Section 13.4.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection, or approval, by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so that the Architect may be present for such procedures. Such costs, except as provided in Section 13.4.3, shall be at the Owner's expense. § 13.4.3 If procedures for testing, inspection, or approval under Sections 13.4.1 and 13.4.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, all costs made necessary by such failure, including those of repeated procedures and compensation for the Architect's services and expenses, shall be at the Contractor's expense. Contractor also agrees that the cost of testing services required for the convenience of the Contractor in its scheduling and performance of the Work and the cost of testing services related to remedial operations performed to correct deficiencies in the Work, shall be borne by the Contractor. $ 13.4.4 The Contractor shall obtain and delivery promptly to the Owner any occupancy permit and any certificate of final inspection of any party of the Contractor's Work; and operating permits for any mechanical apparatus, such as elevators, escalators, boilers, air compressors, ete., which may be required by law to permit full use and occupancy of the premises by the Owner. Required certificates of testing, inspection, or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect. &13.4.5 If the Architect is to observe tests, inspections, or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing. &13.4.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work. $13.4.7 When work has been installed contrary to any Contract requirements and the Contractor requests the privilege of testing in lieu of removal, such testing shall be at the Contractor's expense. § 13.5 Interest Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at the rate the parties agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. LIMITATION OF LIABILITY AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To Ag report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $13.6 No officer, director, partner, agent or employee of the Owner (or any partner of a partner or any agent or employee of a partner) shall ever be personally or individually liable with respect to this Contract or the Work, except for willful misconduct or fraud. Each subcontract shall include the foregoing limitation, which shall be effective if the Owner ever succeeds to the Contractor's rights and obligations under a contract. $ 13.7 GENERAL PROVISIONS $13.7.1 Wherever possible, each provisions of the Contract Documents shall be interpreted in a manner as to be effective and valid under applicable law. If, however, any provisions of the Contract Documents, or portion thereof, is prohibited by law or found invalid under any law, only such provision or portion thereof shall be ineffective, without in any manner invalidating or affecting the remaining provisions of this Agreement or valid portions of such provision, which are hereby deemed severable. $13.7.2 Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. The captions in this Agreement are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation. The use of the word "including'in any case in this Agreement shall be deemed to mean "including, without limitation". $13.7.3 Each party hereby agrees to do all acts and things and to make, execute and deliver such written instruments, as shall be reasonably required from time to time to carry out the terms and provisions of the Contract Documents. $13.7.4 Any specific requirement in the Contract Documents that the responsibilities or obligations of the Contractor also apply to a Subcontractor is added for emphasis and is also hereby deeded to include a Subcontractor of any tier. The omission of a reference to a Contractor or Subcontractor in connection with any of the Contractor's responsibilities or obligations shall not be construed to diminish, abrogate, or limit any responsibilities of a Contractor or Subcontractor of any tier under the Contract Documents or applicable subcontract. ARTICLE 14 TERMINATION OR SUSPENSION OF THE CONTRACT § 14.1 Termination by the Contractor $14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, for any of the following reasons: ..1 Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped; ..2 An act of government, such as a declaration of national emergency, that requires all Work to be stopped; ..3 Because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Section 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents; or ..4 Intentionally omitted. $ 14.1.2 The Contractor may terminate the Contract if, through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, their agents or employees, or any other persons or entities performing portions of the Work, repeated suspensions, delays, or interruptions of the entire Work by the Owner as described in Section 14.3, constitute in the aggregate more than I 00 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less. § 14.1.3 Lf one of the reasons described in Section 14.1.l or 14.1.2 exists, the Contractor may, upon seven days' notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed, as well as reasonable overhead and profit on Work executed and costs arising directly in connection with termination of the Contract, such as restocking fees or return fees for materials ordered and returned, and demobilization costs. Contractor hereby waives and forfeits all other claims for payment and damages, including, without limitation, anticipated or future profits. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: SQ (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $14.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Contractor, a Subcontractor, a Sub-subcontractor, or their agents or employees or any other persons or entities performing portions of the Work because the Owner has repeatedly failed to fulfill the Owner's obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days' notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Section 14.1.3. $ 14.2 Termination by the Owner for Cause $14.2.1 f the Contractor is adjudged a bankrupt, or if the Contractor makes a general assignment for the benefit of the Contractor's creditors, or if a receiver is appointed on account of the Contractor's insolvency, or if the Contractor persistently or repeatedly refuses or fails, except in cases for which extension of time is provided, to supply enough properly skilled workmen or proper materials, or if the Contractor fails to make prompt payment to subcontractors or for materials or labor, or persistently disregards laws, ordinances, rules, regulations, or orders of any public authority having jurisdiction or disregards an instruction, order or decision of the Architect, or otherwise is guilty of a substantial violation of any provision of the Contract, then the Contractor shall be in default, and the Owner may, without prejudice to any other right or remedy upon written notice to the Contractor, take possession of all materials, tools, appliances, equipment, construction equipment and machinery and vehicles, offices and other facilities on the Project site, and all materials intended for the Project, wherever stored, and, seven (7) calendar days after such notice, may terminate the employment of the Contractor, and finish the Work by whatever method the Owner may deem expedient. The Owner shall be entitled to collect from the Contractor all damages suffered by the Owner on account of the Contractor's default, including without limitation additional services and expenses of the Architect made necessary thereby. The Owner shall be entitled to hold all amounts due the Contractor at the date of termination until all of the Owner's damages have been established, and to apply such amounts to such damages. $ 14.2.2 When any of the reasons described in Section 14.2.1 exist, and upon certification by the Architect that sufficient cause exists to justify such action, the Owner may, without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor's surety, if any, seven days' notice, terminate employment of the Contractor and may, subject to any prior rights of the surety: ..1 Exclude the Contractor from the site and take possession of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor; ..2 Accept assignment of subcontracts pursuant to Section 5.4; and ..3 Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Contractor, the Owner shall furnish to the Contractor a detailed accounting of the costs incurred by the Owner in finishing the Work. $14.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished. $ 14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect's services and expenses made necessary thereby, and other damages incurred by the Owner and not expressly waived, such excess shall be paid to the Contractor. If such costs and damages exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Initial Decision Maker, upon application, and this obligation for payment shall survive termination of the Contract. This obligation for payment shall survive termination of this Contract. $ 14.3 Suspension by the Owner for Convenience $14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work, in whole or in part for such period of time as the Owner may determine. $14.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay, or interruption under Section 14.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent ..1 that performance is, was, or would have been, so suspended, delayed, or interrupted, by another cause for which the Contractor is responsible; or ..2 that an equitable adjustment is made or denied under another provision of the Contract. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To Sf report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 14.4 Termination by the Owner for Convenience &14.4.1 The Owner may, at any time, terminate the Contract for the Owner's convenience and without cause. $14.4.2 Upon receipt of notice from the Owner of such termination for the Owner's convenience, the Contractor shall ..1 cease operations as directed by the Owner in the notice; ..2 take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and ..3 except for Work directed to be performed prior to the effective date of termination stated in the notice, terminate all existing subcontracts and purchase orders and enter into no further subcontracts and purchase orders. $14.4.3 In case of such termination for the Owner's convenience, the Owner shall pay the Contractor for Work properly executed; costs incurred by reason of the termination, including costs attributable to termination of Subcontracts and costs such as restocking fees or return fees for materials ordered and returned, and demobilization costs. The Contractor hereby waives and forfeits all other claims for payment and damages, including, without limitation, anticipated or future profits. ARTICLE 15 CLAIMS AND DISPUTES $ 15.1 Claims $ 15.1.1 Definition A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, a change in the Contract Time, or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim. This Section 15.1.1 does not require the Owner to file a Claim in order to impose liquidated damages in accordance with the Contract Documents. $ 15.1.2 Time Limits on Claims The Owner and Contractor shall commence all Claims and causes of action against the other and arising out of or related to the Contract, whether in contract, tort, breach of warranty or otherwise, in accordance with the requirements of the binding dispute resolution method selected in the Agreement and within the period specified by applicable law, but in any case not more than I0 years after the date of Substantial Completion of the Work. The Owner and Contractor waive all Claims and causes of action not commenced in accordance with this Section 15.1.2. § 15.1.3 Notice of Claims $15.1.3.1 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered prior to expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other party and to the Initial Decision Maker with a copy sent to the Architect, if the Architect is not serving as the Initial Decision Maker. $15.1.3.2 Claims by either the Owner or Contractor, where the condition giving rise to the Claim is first discovered after expiration of the period for correction of the Work set forth in Section 12.2.2, shall be initiated by notice to the other party. In such event, no decision by the Initial Decision Maker is required. $ 15.1.4 Continuing Contract Performance $15.1.4.1 Pending final resolution of a Claim, except as otherwise agreed in writing or as provided in Section 9.7 and Article 14, the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents. $15.1.4.2 The Contract Sum and Contract Time shall be adjusted in accordance with the Initial Decision Maker's decision, subject to the right of either party to proceed in accordance with this Article 15. The Architect will issue Certificates for Payment in accordance with the decision of the Initial Decision Maker. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To S2 report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 $ 15.1.5 Claims for Additional Cost If the Contractor wishes to make a Claim for an increase in the Contract Sum, notice as provided in Section 15.1.3 shall be given before proceeding to execute the portion of the Work that is the subject of the Claim. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4. § 15.1.6 Claims for Additional Time § 15.1.6.1 If the Contractor wishes to make a Claim for an increase in the Contract Time, notice as provided in Section 15.1.3 shall be given. The Contractor's Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary. $15.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time, could not have been reasonably anticipated, and had an adverse effect on the scheduled construction. § 15.1.6.3 Claims for increase in the Contract Time shall set forth in detail the circumstances that form the basis for the Claim, the date upon which each cause of delay began to affect the progress of the Work, the date upon which each cause of delay ceased to affect the progress of the Work and the number of days' increase in the Contract Time claimed as a consequence of each such cause of delay. The Contractor shall provide such supporting documentation as the Owner may require including, where appropriate, a revised construction schedule indicating all the activities affected by the circumstances fonning the basis of the claim. § 15.1.6.4 The Contractor shall not be entitled to a separate increase in the Contract Time for each one of the number of causes of delay which may have concurrent or interrelated effects on the progress of the Work, or for concurrent delays due to the fault of the Contractor. § 15.1.7 Waiver of Claims for Consequential Damages The Contractor and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes ..1 damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and ..2 damages incurred by the Contractor for principal office expenses including the compensation of personnel stationed there, for losses of financing, business and reputation, and for loss of profit, except anticipated profit arising directly from the Work This mutual waiver is applicable, without limitation, to all consequential damages due to either party's termination in accordance with Article 14. Nothing contained in this Section 15.1.7 shall be deemed to preclude assessment of liquidated damages, when applicable, in accordance with the requirements of the Contract Documents. § 15.2 Initial Decision § 15.2.1 Claims, excluding those where the condition giving rise to the Claim is first discovered after expiration of the period for correction of the Work set forth in Section 12.2.2 or arising under Sections 10.3, 10.4, and 1H.5, shall be referred to the Initial Decision Maker for initial decision. The Architect will serve as the Initial Decision Maker, unless otherwise indicated in the Agreement. Except for those Claims excluded by this Section 15.2.1, an initial decision shall be required as a condition precedent to mediation of any Claim. If an initial decision has not been rendered within 30 days after the Claim has been referred to the Initial Decision Maker, the party asserting the Claim may demand mediation and binding dispute resolution without a decision having been rendered. Unless the Initial Decision Maker and all affected parties agree, the Initial Decision Maker will not decide disputes between the Contractor and persons or entities other than the Owner. § 15.2.2 The Initial Decision Maker will review Claims and within ten days of the receipt of a Claim take one or more of the following actions: (I) request additional supporting data from the claimant or a response with supporting data from the other party, (2) reject the Claim in whole or in part, (3) approve the Claim, (4) suggest a compromise, or (5) advise the parties that the Initial Decision Maker is unable to resolve the Claim if the Initial Decision Maker lacks sufficient information to evaluate the merits of the Claim or if the Initial Decision Maker concludes that, in the AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: S3 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 Initial Decision Maker's sole discretion, it would be inappropriate for the Initial Decision Maker to resolve the Claim. $15.2.3 In evaluating Claims, the Initial Decision Maker may, but shall not be obligated to, consult with or seek information from either party or from persons with special knowledge or expertise who may assist the Initial Decision Maker in rendering a decision. The Initial Decision Maker may request the Owner to authorize retention of such persons at the Owner's expense. $15.2.4 If the Initial Decision Maker requests a party to provide a response to a Claim or to furnish additional supporting data, such party shall respond, within ten days after receipt of the request, and shall either (I) provide a response on the requested supporting data, (2) advise the Initial Decision Maker when the response or supporting data will be furnished, or (3) advise the Initial Decision Maker that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Initial Decision Maker will either reject or approve the Claim in whole or in part. $15.2.5 The Initial Decision Maker will render an initial decision approving or rejecting the Claim, or indicating that the Initial Decision Maker is unable to resolve the Claim. This initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) notify the parties and the Architect, if the Architect is not serving as the Initial Decision Maker, of any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to mediation and, if the parties fail to resolve their dispute through mediation, to binding dispute resolution. $15.2.6 Either party may file for mediation of an initial decision at any time, subject to the terms of Section 15.2.6.1. $15.2.6.1 Either party may, within 30 days from the date of receipt of an initial decision, demand in writing that the other party file for mediation. If such a demand is made and the party receiving the demand fails to file for mediation within 30 days after receipt thereof, then both parties waive their rights to mediate or pursue binding dispute resolution proceedings with respeet to the initial decision. § 15.2.7 In the event of a Claim against the Contractor, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Contractor's default, the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy. $15.2.8 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines, unless such lien has been released or lawfully waived. $ 15.3 Mediation $15.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract, except those waived as provided for in Sections 9.10.4, 9.10.5, and 15.1.7, shall be subject to mediation as a condition precedent to binding dispute resolution. $15.3.2 The parties shall endeavor to resolve their Claims by mediation which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing ofbinding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration is stayed pursuant to this Section 15.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings. $15.3.3 Either party may, within 30 days from the date that mediation has been concluded without resolution of the dispute or 60 days after mediation has been demanded without resolution of the dispute, demand in writing that the other party file for binding dispute resolution. If such a demand is made and the party receiving the demand fails to AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: S4 (6aed043/974190d929866e2a6)

Docusign Envelope ID: 710ED0EB-4441-8D3D-8225-2D22DF768FA7 file for binding dispute resolution within 60 days after receipt thereof, then both parties waive their rights to binding dispute resolution proceedings with respect to the initial decision. $15.3.4 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the place where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction thereof. $ 15.4 Arbitration &15.4.1 If the parties have selected arbitration as the method for binding dispute resolution in the Agreement, any Claim subject to, but not resolved by, mediation shall be subject to arbitration which, unless the parties mutually agree otherwise, shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement, subject to the parties' agreement that such arbitration shall allow reasonable discovery at the request of either party, including but not limited to depositions, written interrogatories, and requests for production of documents, as well as the right of either party to seek and obtain emergency court remedies, such as an injunctions (whether temporary or permanent) or subpoenas for purposes of obtaining discovery. The Arbitration shall be conducted in the place where the Project is located, unless another location is mutually agreed upon. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assen in the demand all Claims then known to that party on which arbitration is permitted to be demanded. § 15.4.1.1 A demand for arbitration shall be made no earlier than concurrently with the filing of a request for mediation, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations. For statute of limitations purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim. &15.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. &15.4.3 The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement, shall be specifically enforceable under applicable law in any court having jurisdiction thereof. § 15.4.4 Consolidation or Joinder $15.4.4.1 Subjeet to the rules of the American Arbitration Association or other applicable arbitration rules, either party may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (I) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s). $15.4.4.2 Subject to the rules of the American Arbitration Association or other applicable arbitration rules, either party may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent. $15.4.4.3 The Owner and Contractor grant to any person or entity made a party to an arbitration conducted under this Section 15.4, whether by joinder or consolidation, the same rights of joinder and consolidation as those of the Owner and Contractor under this Agreement. AIA Document A201 --2017 Copyright 0 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1970, 1976, 1987, 1997, 2007 and 2017 All rights reserved. "The American Institute of Architects," American Institute of Architects," AIA," the AIA Logo, and AIA Contract Documents" are trademarks of The American Institute of Architects. This document was produced at 15.38.33 MST on 11/05/2026 under Subscription No.20250098388 which expires on 12/31/2026, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents@ Terms of Service. To report copyright violations, e-mail docinfo@aiacontracts.com. User Notes: SS (6aed043/974190d929866e2a6)